EXHIBIT 4.1



                          THE PROMUS HOTEL CORPORATION
                          ----------------------------

                           SAVINGS AND RETIREMENT PLAN
                           ---------------------------

                          THE PROMUS HOTEL CORPORATION
                          ----------------------------

                           SAVINGS AND RETIREMENT PLAN
                           ---------------------------



                              Article I.  The Plan
                              --------------------

1.1  Establishment of Plan.  The Promus Hotel Corporation (the "Company") hereby
     ---------------------
establishes The Promus Hotel Corporation Savings and Retirement Plan (the "Plan") for its eligible Employees, effective as of the later of June 30, 1995 or the Spin-off Date. The Plan is a spin-off of The Promus Companies Incorporated Savings and Retirement Plan, which spin-off was pursuant to the distribution of a dividend of Common Stock in the Company to the shareholders of The Promus Companies Incorporated.

1.2  Applicability of the Plan.  The provisions of this Plan are applicable only
     -------------------------
to Employees in the employ of the Company or an Affiliate on or after the Spin-Off Date, except as otherwise specifically provided herein.

1.3  Purpose of Plan.  The purpose of the Plan is to allow eligible Employees to
     ---------------
accumulate capital for their retirement.  Except as otherwise provided in this
Section 1.3, the Plan is intended to qualify as a profit sharing plan, and it, together with all related trusts, is intended to meet the requirements of Sections 401(a), 401(k), 401(m) and 501(a) of the Code. The accounts transferred from the Predecessor Plan attributable to the Predecessor Plan's ESOP fund, including Stock attributable to Employee Account 11 of the Holiday Plan, and all contributions made under Plan Section 4.5, will be maintained as an employee stock ownership plan that is a stock bonus plan meeting the requirements of Code Sections 401(a) and 4975(e)(7).

                            Article II.  Definitions
                            ------------------------

       Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. Any masculine terminology shall be deemed to refer either to a male or a female, and the definition of any term in the singular shall also include the plural, whichever is appropriate in the context.

2.1  Account means the separate account maintained under the Plan for each
     -------
Member, which represents his total proportionate interest in the Fund as of any Valuation Date and which consists of the sum of the following subaccounts:

       (a)  Employee Account 1 means the portion of a Member's Account which
            ------------------
            evidences the value of--

            (1) the Base Matching Contributions made on his behalf by an
                Employer, including the value of such contributions transferred from the Predecessor Plan;

            (2) the noncontributory portion of the Holiday Plan as in effect on
                December 31, 1977; and

            (3) forfeitures allocated to such Account under Section 4.6(a). Employee Account 1 also includes any gains and losses of the Fund attributable to paragraphs (1), (2), and (3).

       (b)  Employee Account 2 means the portion of a Member's Account which
            ------------------
            evidences the value of the Basic Before- Tax Contributions made on his behalf by an Employer, including the value of such contributions transferred from the Predecessor Plan, and also including any gains and losses of the Fund attributable thereto.
       (c)  Employee Account 3 means the portion of a Member's Account which
            ------------------
            evidences the value of the Supplemental Before-Tax Contributions made on his behalf by an Employer, including the value of such contributions transferred from the Predecessor Plan, and also including any gains and losses of the Fund attributable thereto.

       (d)  Employee Account 4 means the portion of a Member's Account which
            ------------------
            evidences the value of his Basic After-Tax Contributions, including the value of such contributions transferred from the Predecessor Plan, and also including any gains and losses of the Fund attributable thereto.

       (e)  Employee Account 5 means the portion of a Member's Account which
            ------------------
            evidences the value of his Supplemental After-Tax Contributions, including the value of such contributions transferred from the Predecessor Plan, and also including any gains and losses of the Fund attributable thereto.

       (f)  Employee Account 6 means the portion of a Member's Account which
            ------------------
            evidences the value of the Discretionary Matching Contributions made on his behalf by an Employer, the value of such contributions transferred from the Predecessor Plan, and the value of forfeitures allocated to such Account under Section 4.6(a), including any gains and losses of the Fund attributable thereto.

       (g)  Employee Account 7 means the portion of a Member's Account which
            ------------------
            evidences the value of his Rollover Contributions, including the value of such contributions transferred from the Holiday Plan and/or the Predecessor Plan, and also including any gains and losses of the Fund attributable thereto.
       (h)  Employee Account 8 means the portion of a Member's Account
            ------------------
            transferred from the Predecessor Plan which is attributable to the Member's accounts from the Harrah's Retirement Plan and the Holiday Casino Profit Sharing Plan (collectively referred to as the "Harrah's Plans") which were previously merged into the Holiday Plan, and the value of forfeitures allocated to such Account under
            Section 4.6(b), including any gains and losses of the Fund attributable thereto.

       (i)  Employee Account 9 means the portion of a Member's Account
            ------------------
            transferred from the Predecessor Plan which evidences the value of the portion of his account from the Holiday Plan attributable to direct transfers from the Holiday Inns, Inc. Employee's Retirement Plan and from any plan subject to Code Section 417, including any gains and losses of the Fund attributable thereto.

       (j)  Employee Account 10 means the portion of a Member's Account
            -------------------
            transferred from the Predecessor Plan which evidences the value of the ESOP Contributions made on his behalf by an Employer under
            Section 4.5, and the value of "Employee Account 11" as defined in, and transferred from, the Holiday Plan, including any gains and losses of the Fund attributable thereto.

2.2  Affiliate.  Affiliate means a member of the same controlled group of
     ---------
corporations (as defined in Code Section 414(b)) as the Employer, a trade or business that is under common control (as defined in Code Section 414(c)) with the Employer; an organization which, along with the Employer, is a member of an affiliated service group (as defined in Code Section 414(m)); or any other entity while it is required to be aggregated with the Employer under Code
Section 414(o) and related Regulations. Notwithstanding anything in this Section to the contrary, for purposes of Section 4.8 (regarding annual limita-tions on additions to a Participant's Account), a determination as to whether an entity is an Affiliate shall be made in accordance with Code Section 415.

2.3  After-Tax Contributions mean the contributions made by a Participant under
     -----------------------
Section 4.2, which are derived from a Member's taxable compensation, and which shall include both Basic After- Tax Contributions and Supplemental After-Tax Contributions.

2.4  Annuity Starting Date means the first day of the first period for which a
     ---------------------
benefit is paid as an annuity or in any other form.

2.5  Basic Contributions mean those contributions on which Matching
     -------------------
Contributions are made, and shall include Basic Before- Tax Contributions and Basic After-Tax Contributions.

2.6  Before-Tax Contributions mean the contributions made by an Employer on
     ------------------------
behalf of a Participant pursuant to the Participant's election to reduce Compensation, as described in Sections 4.1 and 4.3, and shall include both Basic Before-Tax Contributions and Supplemental Before-Tax Contributions.

2.7  Beneficiary means the person or persons designated under Section 9.1 to
     -----------
receive benefits under the Plan.

2.8  Board of Directors means the board of directors of the Company, the Human
     ------------------
Resources Committee, or any other committee of the Board of Directors designated by the Chief Executive Officer, with authority to act in matters related to the Plan.

2.9  Break Year means a Plan Year in which the Employee is credited with no more
     ----------
than 500 Hours of Service.

2.10  Chief Executive Officer means the Chief Executive Officer of the Company.
      -----------------------

2.11  Code means the Internal Revenue Code of 1986, as amended from time to
      ----
time. A reference to a provision of the Code shall, if such provision is amended, refer to the successor to such provision to the extent required by law.

2.12  Company means The Promus Hotel Corporation or any successor thereto that
      -------
agrees to assume and continue this Plan.

2.13  Compensation.
      ------------

       (a) Except as otherwise specified in subsections (b) and (c), Compensation means base pay paid to the Employee by the Employer (determined prior to such Employee's election to reduce wages under Code Section 125 or 401(k)); including shift premiums, commissions, and tips reported to the Employer for additional withholding of Federal income tax (not to exceed actual tips received); and excluding overtime, bonuses, and other forms of additional remuneration.

       (b) For purposes of determining whether an individual is a Highly Compensated Employee, "Compensation" means an Employee's compensation, as defined in Code Section 414(q)(7) and the applicable Treasury Regulations.
       (c)  For purposes of satisfying the limits on contributions described in
            Section 4.7, Compensation means an Employee's compensation as defined in Code Section 414(s), increased by amounts excluded from wages by reason of an Employee's election to reduce wages under Code Sections 125 and 401(k).

       (d) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. In determining the Compensation of an Employee for purposes of this limitation, Code
            Section 414(q)(6) shall apply, except in applying such Section, the term "family" shall include only the Employee's spouse and any lineal descendants of the Employee who have not attained age 19 before the close of the Plan Year.

2.14  Division means an Employer, Affiliate, group, or other identifiable unit
      --------
of the Company.

2.15  Eligible Employee means an Employee described in Section 3.3.
      -----------------
2.16  Employee means any individual employed by the Company or an Affiliate.  No
      --------
individual shall be considered an Employee under the Plan by reason of service to the Company or an Affiliate solely as a director or during a period of service pursuant to an agreement designating such service as that of a consultant.

2.17  Employer means the Company and any Affiliate which is participating
      --------
hereunder or which elects or determines, with the consent of the Chief Executive Officer, to participate hereunder. An Affiliate that employs a nonresident alien who is participating in this Plan under Section 3.3(a) shall be deemed an Employer only with respect to such nonresident alien.

2.18  Enrollment Form means the form described in Section 3.2.
      ---------------

2.19  Entry Date means the Spin-Off Date, or any January 1 or July 1 thereafter.
      ----------

2.20  ERISA means the Employee Retirement Income Security Act of 1974, as in
      -----
effect at the time with respect to which such term is used.

2.21  ESOP Contributions mean the contributions made by the Employer under
      ------------------
Section 4.5, and shall include both Discretionary Per Capita ESOP Contributions and Discretionary Pay-Related ESOP Contributions.

2.22  Exempt Loan means a loan to the Plan or Fund which is not prohibited by
      -----------
Code Section 4975(c) because it is used to finance the acquisition of Stock or refinance a previous Exempt Loan, and which otherwise meets the requirements of Code Section 4975(d)(3) and the Regulations promulgated thereunder.

2.23  Exempt Loan Suspense Account means the account containing the proceeds of
      ----------------------------
an Exempt Loan and the Stock acquired with such proceeds, to the extent that such proceeds and such Stock have not been allocated to the Accounts of Members under Section 4.5.

2.24  Fund means the trust fund established under Article XIII to hold the
      ----
assets of the Plan and shall include initially the following Investment Funds for the investment of Members' Accounts:

       (a)  Investment Fund I--a fund in which deposits are invested primarily
            -----------------
            in fixed income or fixed interest rate investments.

       (b)  Investment Fund II--a fund consisting of common stock, debt
            ------------------
            instruments, short-term investments, and/or investments in mutual funds together with all earnings and gains and losses thereon.

       (c)  Investment Fund III--a fund consisting of Stock together with all
            -------------------
            dividends and gains and losses thereon.

       (d)  Investment Fund IV--a fund consisting of outstanding loan balances
            ------------------
            under Article X.

       (e)  Investment Fund V--a fund consisting of Stock transferred from the
            -----------------
            Predecessor Plan attributable to the Predecessor Plan's ESOP fund, including Stock attributable to the Holiday Plan's ESOP fund, and Stock acquired with ESOP Contributions or the proceeds of an Exempt Loan, together with all dividends and gains and losses thereon.

       (f)  Investment Fund VI--a fund in which deposits are invested primarily
            ------------------
            in short term investments backed or collateralized by the full faith and credit of the U.S. government.

       (g)  Investment Fund VII -- a fund consisting primarily of common stock
            -------------------
            or of funds consisting primarily of common stock or securities convertible into common stock.

       (h)  Investment Fund VIII -- a fund consisting primarily of bonds and
            --------------------
            similar investments or of funds consisting primarily of bonds and similar investments.

A fund also exists to hold the Executive Life investment of certain Members. (See Addendum A attached hereto.) The
Trustees shall have the discretion to establish, amend, and terminate such Investment Funds as they shall deem appropriate.

2.25  Highly Compensated Employee means an Employee who performs service during
      ---------------------------
the determination year and is described in one or more of the following groups:

       (a) An Employee who is a 5% owner, as defined in Code Section 416(i)(1)(A)(iii), at any time during the determination year or the look-back year.

       (b) An Employee who receives compensation in excess of $75,000, (indexed in accordance with Code Section 415(d)) during the look-back year.

       (c) An Employee who receives compensation in excess of $50,000 (indexed in accordance with Code Section 415(d)) during the look-back year and is a member of the top-paid group for the look-back year.

       (d) An Employee who is an officer, within the meaning of Code Section 416(i), during the look-back year and who receives compensation in the look-back year greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A) for the calendar year in which the look-back year begins.

       (e) An Employee who is both described in paragraph (b), (c) or (d) above when these paragraphs are modified to substitute the determination year for the look-back year and one of the 100 employees who receive the most compensation from the Employer during the determination year.

       For purposes of the definition of Highly Compensated Employee:

            (1) The determination year is the Plan Year for which the
                determination of who is highly compensated is being made.

            (2) The look-back year is the 12 month period immediately preceding the determination year, or if the Employer elects, the calendar year ending with or within the determination year.

            (3) The top-paid group consists of the top 20% of Employees ranked on the basis of compensation received during the year. For purposes of determining the number of Employees in the top-paid group, Employees described in Code Section 414(q)(8) and Q & A 9(b) of Section 1.414(q)-1T of the Code Regulations are excluded.

            (4) The number of officers is limited to 50 (or, if lesser, the greater of 3 Employees or 10% of Employees) excluding those Employees who may be excluded in determining the top-paid group.

            (5) When no officer has compensation in excess of 50% of the Code
                Section 415(b)(1)(A) limit, the highest paid officer is treated as highly compensated.

            (6) Compensation means compensation within the meaning of Code
                Section 415(c)(3), including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

            (7) Employers aggregated under Code Section 414(b), (c), (m), or
                (o) are treated as a single Employer.

       For purposes of the requirements of Code Section 414(q), a Highly Compensated Employee who is either a 5% owner or one of the ten most Highly Compensated Employees is subject to the family aggregation rules of Code Section 414(q)(6). For purposes of the family aggregation rules, the term "family" means, with respect to any Employee, such Employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants.

2.26  Holiday Plan means the Holiday Corporation Savings and Retirement Plan, as
      ------------
in effect immediately before the Predecessor Effective Date.

2.27  Hour of Service.
      ---------------

       (a)  General Rule.  "Hour of Service" means each hour for which the
            ------------
            Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliate--

            (1) for the performance of duties,

            (2) on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, or

            (3) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate;

            provided, however, that no hour shall be credited as an Hour of Service under more than one of the preceding paragraphs. For Employees who are paid on other than an hourly basis, Hours of Service shall be credited for each payroll period of the Employee for which the Employee receives or is entitled to receive compensation according to the following chart:

                Payroll Period          Hours of Service Credited
                --------------          -------------------------
                (1) Daily                          10
                (2) Weekly                         45
                (3) Bi-Weekly                      90

                (4) Semi-Monthly                   95
                (5) Monthly                       190

       (b)  Applicable Computation Period.
            -----------------------------

            (1) Hours of Service described in subsection (a)(1) shall be credited to the computation period (as defined below) in which the duties are performed.

            (2) Hours of Service described in subsection (a)(2) shall be credited to the computation period in which the Employee is compensated for such Hours of Service.
            (3) Hours of Service described in subsection (a)(3) shall be credited to the computation period to which the award or agreement for back pay pertains, rather than the computation period in which the award, agreement, or payment is made.

            (4) The term "computation period" means--

                (A)  the Plan Year, when crediting Hours of Service for
                     purposes of determining Years of Vesting Service; and
                (B)  the appropriate 12-month period determined under Section
                     2.49 for purposes of determining Years of Eligibility
                     Service.

       (c)  Hours Not Counted.  This subsection limits the Hours of Service
            -----------------
            credited for periods during which no duties are performed and applies whether or not Hours of Service otherwise would have been counted for such periods under subsection (a)(2).

            (1) Unpaid Time.  An hour for which an Employee is not paid, either
                -----------
                directly or indirectly, shall not be credited except in the case of an approved leave of absence or military leave (as defined below).

            (2) Workers' Compensation, Disability Insurance, or  Unemployment
                -----------------------------------------------  ------------
                Compensation.  An hour for which an Employee is directly or
                ------------
                indirectly paid or entitled to payment on account of a period during which the Employee performed no duties shall not be credited if such payment is made or due under a plan maintained solely for the purpose of complying with an applicable workers' compensation, disability insurance, or unemployment compensation law.

            (3) Medical Reimbursement.  Hours of Service shall not be credited
                ---------------------
                for a payment which solely reimburses the Employee for medical or medically-related expenses incurred by the Employee.

            (4) 501 Hour Limitation.  Except in the case of an approved leave
                -------------------
                of absence or military leave, not more than 501 Hours of Service shall be credited under subsection (a)(2) on account of any single period during which the Employee performs no duties (whether or not such period occurs in a single computation period).

       (d)  Military Leave.  An Employee shall be credited with an Hour of
            --------------
            Service for each hour of the normally scheduled workweek for each week during any period in which he is absent from work, without pay, with the Company and its Affiliates for voluntary or involuntary military service with the armed forces of the United States of America, but not to exceed the period required under the laws pertaining to veteran's reemployment rights; provided, however, that if he fails to return to the employ of the Company or an Affiliate at the end of such absence during which he has reemployment rights under the applicable laws, he shall not receive credit for hours on such leave.

       (e)  Maternity and Paternity Absence.  Solely for purposes of determining
            -------------------------------
            whether a Break Year has occurred, an Employee shall be credited with an Hour of Service for each hour which would have been credited to such Employee but for such Employee's absence from employment for maternity or paternity reasons. In any case in which the Plan Administrator is unable to determine the hours which would have been credited to such Employee but for such absence, the Employee shall be credited with eight Hours of Service for each day of the normally scheduled workweek the Employee is absent from work for maternity or paternity reasons. An absence from work for maternity or paternity reasons shall mean an absence--

            (1) by reason of the pregnancy of the Employee,

            (2) by reason of the birth of a child of the Employee,

            (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

            (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

            No more than 501 Hours of Service shall be credited under this subsection for any such absence. Hours of Service under this subsection shall be credited in the Plan Year in which the absence from employment commences if the crediting is necessary to prevent a Break Year (and only to prevent a Break Year) or, in all other cases, such Hours of Service shall be credited in the following Plan Year (and only for the purpose of preventing a Break Year in such Plan Year).

       (f)  Special Rule for Former Employees of The Promus Companies
            ---------------------------------------------------------
            Incorporated.  Notwithstanding any other provision of this
            ------------
            Section 2.27, for purposes of Section 2.49 and 2.50, with respect to an Employee who is a former employee of The Promus Companies Incorporated or its subsidiaries who transfers employment directly from the Promus Companies Incorporated or an affiliate thereof (as 10.9(a) 10,000,000 Promissory Note payable to the Bank of New
            York, N.A. defined in the Predecessor Plan) to an Employer or Affiliate within five years after the Spin-Off Date, "Hour of Service" shall include each "Hour of Service" credited to such Employee under the Predecessor Plan through the Spin-Off Date.
            In addition , notwithstanding any other provision of this Section 2.27, for purposes of Section 2.49 and 2.50, with respect to an Employee who (i) is a former employee of The Promus Companies Incorporated or one of its affiliates participating in the Predecessor Plan in a position in the Information Technology Department , (ii) terminates employment with The Promus Companies Incorporated or one of its affiliates (as defined in the Predecessor
            Plan) within thirty months of the Spin-Off Date and (iii) within thirty days following such termination is employed by the Company or one of its Affiliates in a position substantially similar to the position which such employee had in the Information Technology Department of The Promus Companies Incorporated or one of its affiliates (as defined in the Predecessor Plan), "Hour of Service" shall include each "Hour of Service" credited to such Employee under the Predecessor Plan during the period following Spin-Off Date until the date of such termination of employment, to the extent that such service is determinable by the Company.


       (g)  Construction.  This Section is intended to be consistent with the
            ------------
            requirements of Section 2530.200b-2 of Department of Labor Regulations and shall be so construed.

2.28  Human Resources Committee means the committee of that name appointed by
      -------------------------
the Board of Directors, or any successor to such committee.

2.29  Matching Contributions mean the contributions made by an Employer under
      ----------------------
Section 4.4 and shall include both Base Matching Contributions and Discretionary Matching Contributions. Matching Contributions shall also include forfeitures which are allocated based upon elective (Before-Tax) or Matching Contributions or Employee After-Tax Contributions.

2.30  Member means a Participant, or a former Participant who still has a
      ------
balance in his Account.

2.31  Participant means any Employee of an Employer who has met and continues to
      -----------
meet the active participation requirements of the Plan as set forth in Article III.
2.32  Plan means The Promus Hotel Corporation Savings and Retirement Plan, as
      ----
set forth herein.

2.33  Plan Administrator means the Company acting through one or more of its
      ------------------
officers or their respective delegates.

2.34  Plan Year means initially the period beginning on the Spin-Off Date and
      ---------
ending on December 31, 1995.  Thereafter, the Plan Year shall be the calendar year.
2.35   Predecessor Effective Date means February 6, 1990.
       --------------------------

2.36  Predecessor Plan means the Promus Companies Incorporated Amended and
      ----------------
Restated Savings and Retirement Plan, as in effect immediately before the Spin-Off Date.

2.37  Retirement Date under the Plan includes the following:
      ---------------

       (a)  Normal Retirement Date means the Employee's sixty-fifth birthday.
            ----------------------
       (b)  Early Retirement Date means the date on or after the Employee's
            ---------------------
            fifty-fifth birthday, but before his sixty- fifth birthday, on which he retires.

2.38  Rollover Contributions mean the contributions made under Section 4.9.
      ----------------------

2.39  Spin-Off Date means the date of the distribution of a dividend of Common
      -------------
Stock in the Company to the shareholders of The Promus Companies Incorporated.

2.40  Stock means the common stock of the Company or an Affiliate, as the
      -----
Administrator shall determine.

2.41  Supplemental Contributions mean those employee contributions that are not
      --------------------------
eligible for Matching Contributions, and shall include Supplemental Before-Tax Contributions and Supplemental After-Tax Contributions.

2.42  Termination of Service means the last date on which the individual is an
      ----------------------
Employee of the Company or an Affiliate.

2.43  Total and Permanent Disability means any physical or mental injury or
      ------------------------------
disease which causes an Employee to be permanently incapable of securing any gainful employment. Such disability shall be established by certification to the Plan Administrator. Such certification shall be by:

       (a) a physician selected by the Employee and approved by the Plan Administrator;

       (b) three physicians, one selected by the Employee, one selected by the Plan Administrator, and one selected by the physicians selected by the Employee and Plan Administrator;

       (c)  an award to receive Social Security disability benefits; or

       (d) approval of waiver of premiums under the Employer's group life insurance plan.

2.44  Trust Agreement means the agreement under which Plan assets are held and
      ---------------
invested pursuant to Article XIII.

2.45  Trustees means the person or persons acting as trustee under the Trust
      --------
Agreement.

2.46  Valuation Date means the last business day of each calendar month and any
      --------------
other date selected by the Trustees for the revaluation of the Fund and adjustment of Accounts.

2.47  Vested Balance as of a given date means the Vested Percentage of the
      --------------
Member's Employee Accounts 1, 6, and 8 plus the aggregate balances of the Member's Employee Accounts 2, 3, 4, 5, 7, 9, and 10.

2.48  Vested Percentage means the percentage determined under Section 7.2 or 7.3
      -----------------
of the Plan, whichever is applicable.

2.49  Year of Eligibility Service.
      ---------------------------

            An Employee shall receive credit for a Year of Eligibility Service for each 12-month period during which the Employee completes 1,000 or more Hours of Service, beginning on (1) the earlier of the Employee's first day of compensated work for the Company or an Affiliate or, to the extent applicable pursuant to Section 2.27(f), The Promus Companies Incorporated or an affiliate thereof (as defined in the Predecessor Plan) or (2) any January 1 thereafter.

2.50  Year of Vesting Service.
      -----------------------

       (a)  General Rule.  An Employee shall be credited with a Year of
            ------------
            Vesting Service for each Plan Year in which he is credited with at least 1,000 Hours of Service; provided however, that no Employee shall be credited with more than one Year of Vesting Service for any Plan Year, notwithstanding that an Employee may have 1,000 or more Hours of Service with more than one Company or Affiliate or other entity with respect to which service is or was credited as an Hour of Service.

       (b)  Effect of Break in Service.  An Employee's Years of Vesting Service
            --------------------------
            completed prior to a Break Year shall be disregarded if (1) the Employee was not vested in any part of his Employee Accounts 1, 6, or 8 prior to such Break Year and (2) the number of such consecutive Break Years equals or exceeds the greater of five or the aggregate number of Years of Vesting Service completed prior to such Break Year. In determining the aggregate number of Years of Vesting Service for purposes of this subsection (c), the aggregate number of Years of Vesting Service completed prior to a Break Year shall not include Years of Vesting Service disregarded by reason of any prior Break Year.

       (c)  Special Rule for First Year of Vesting Service.  Solely for the
            ----------------------------------------------
            purpose of determining an Employee's Vested Percentage, if the Employee completes a Year of Eligibility Service but does not complete a Year of Vesting Service in the Plan Year (or preceding Plan Year) in which the Employee completes such Year of Eligibility Service, the Employee shall be credited with a Year of Vesting Service for the Plan Year in which he completes a Year of Eligibility Service.

                   Article III.  Eligibility and Participation
                   -------------------------------------------
3.1  Eligibility.  Each Employee who was eligible to participate in the
     -----------
Predecessor Plan on the day immediately preceding the Spin-Off Date, shall be eligible to become a Participant in this Plan on the Spin-Off Date, provided he is then an Eligible Employee. Each other Employee who becomes an Eligible Employee on or after the Spin-Off Date shall be eligible to become a Participant on the latest of:

       (a)  the Spin-Off Date;

       (b) the Entry Date coincident with or next following the date on which he becomes an Eligible Employee; or

       (c) the Entry Date coincident with or next following his completion of one Year of Eligibility Service.

3.2  Participation.
     -------------

       (a)  ESOP Contributions.  Each Employee shall automatically become a
            ------------------
            Participant, with regard to eligibility for the allocation of ESOP Contributions under Section 4.5, on the Entry Date coincident with or next following the date on which he satisfies the requirements of
            Section 3.1.

       (b)  Elective Contributions.
            ----------------------

            (1) An Employee who is eligible to become a Participant under
                Section 3.1 on the Spin-Off Date, and who was a participant in the Predecessor Plan on the day immediately preceding the Spin-Off Date, shall be enrolled in this Plan as of the Spin-Off Date at the same contribution rates, and with the same investment elections and beneficiary designation, that were in effect for him under the Predecessor Plan on the day immediately preceding the Spin-Off Date; provided, however, that such Employee may change these contribution and investment elections and beneficiary designation by submitting an Enrollment Form at a time, and in a manner, specified by the Plan Administrator.

            (2) Any other Employee who shall from time to time qualify to become a Participant in accordance with Section 3.1 may enroll in the Plan, with regard to the elective contributions described in Sections 4.1 and 4.2, as of the Entry Date coincident with or next following the date on which he satisfies the requirements of Section 3.1, or at any time thereafter, by submitting an Enrollment Form at the time and in the manner specified by the Plan Administrator. Such Enrollment Form shall serve as--

                (A)  a pay reduction agreement pursuant to Section 4.3;

                (B)  a Beneficiary designation pursuant to Section 9.1; and

                (C)  an investment election pursuant to Section 6.1.

3.3  Eligible Employees.
     ------------------

       (a)  General Rule.  Subject to the provisions of subsection (b), the term
            ------------
            "Eligible Employee" shall mean an Employee of an Employer and shall include nonresident aliens who receive no United States source income from an Employer who have been designated by the Company as eligible to participate in this Plan.

       (b)  Excluded Employees.  There shall be excluded from the class of
            ------------------
            "Eligible Employees" any Employees included in a unit of employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining, unless such agreement specifically provides for participation in the Plan.

3.4  Rehired Employees.  Each reemployed Employee who completed a Year of
     -----------------
Eligibility Service prior to his Termination of Service shall be eligible to become a Participant on the Entry Date coincident with or next following his satisfying the requirements of Section 3.3, or at any time thereafter, provided he completes an appropriate Enrollment Form. A former Employee who was a Participant and had completed a Year of Vesting Service, or a nonvested Participant whose prior service cannot be disregarded under Code Section 410(a)(5), and who is re-employed as an Employee after a break-in-service (period of severance), will be eligible to participate in the Plan immediately upon his or her reemployment commencement date by completing an appropriate enrollment form. Each other former Employee who is subsequently rehired by the Company or an Affiliate shall, upon reemployment, become a Participant in accordance with Sections 3.1 and 3.2.

3.5  Loss of Status as Eligible Employee.  For any period during which a Member
     -----------------------------------
either--

       (a) remains in the employ of the Company or Affiliate, but ceases to be an Eligible Employee within the meaning of Section 3.3; or

       (b)  is no longer an Employee but has an Account balance under the Plan,

no contributions of any kind shall be made on his behalf to his Account, but such individual shall remain a Member for all other purposes until the earlier of his death or the complete distribution (and/or forfeiture) of his Account.

3.6  Leased Employees.  A person who is not an Employee of an Employer or
     ----------------
Affiliate and who performs services for an Employer or Affiliate pursuant to an agreement between the Employer or Affiliate and a leasing organization shall be considered a "leased employee" if such person performed the services for a year and the services are of a type historically performed by Employees. A person who is considered a "leased employee" of an Employer or nonparticipating Affiliate shall not be considered an Employee for purposes of the Plan. If such a person participates in the Plan as a result of subsequent employment with an Employer or Affiliate, he shall receive Years of Eligibility Service and Years of Vesting Service for his employment as a leased employee.

Notwithstanding the preceding provisions of this Section, a leased employee shall be treated as an Employee for purposes of applying the requirements described in Code Section 414(n)(3) and in determining the number and identity of Highly Compensated Employees.

                   Article IV.  Contributions and Allocations
                   ------------------------------------------
4.1  Before-Tax Contributions.
     ------------------------

       (a)  Basic Before-Tax Contributions.  Each Employer shall contribute to
            ------------------------------
            the Fund, on behalf of each Participant of such Employer, Basic Before-Tax Contributions in an amount equal to the amount by which the Participant's Compensation has been reduced for such contributions under a Pay Reduction Agreement described in
            Section 4.3. Such reduction for Basic Before-Tax Contributions shall be a specified whole percentage of Compensation of no more than six percent.

       (b)  Supplemental Before-Tax Contributions.  Provided that a Participant
            -------------------------------------
            is making Basic Before-Tax contributions at a rate of 6 percent, such Participant's Employer shall contribute to the Fund, on his behalf, Supplemental Before-Tax Contributions in an amount equal to the amount by which the Participant's Compensation has been reduced for such contributions under a pay reduction agreement described in
            Section 4.3. Such reduction for Supplemental Before-Tax Contributions shall be a specified whole percentage of Compensation and shall be within limits established from time to time by the Chief Executive Officer and communicated to all Participants.

       (c)  Limit on Before-Tax Contributions.
            ----------------------------------
            The maximum Before-Tax Contributions are as follows:

                (A)  14% for non-Highly Compensated Employees.

                (B)  6% for Highly Compensated Employees.

       (d)  Timing and Allocation of Before-Tax Contributions.  Before-Tax
            -------------------------------------------------
            Contributions shall be paid to the Fund as soon as practicable after each payroll period, provided that in no event shall contributions under this Section for any Plan Year be made later than (1) the date prescribed by law for the Employer to obtain a federal income tax deduction for the Plan Year for which such contributions are made or
            (2) the date required under ERISA and the regulations thereunder, if earlier. Basic Before-Tax Contributions shall be allocated to Employee Account 2 as of each Valuation Date, and Supplemental Before-Tax Contributions shall be allocated to Employee Account 3 as of each Valuation Date.

4.2  After-Tax Contributions.
     -----------------------

       (a)  Basic After-Tax Contributions.  A Participant may contribute to the
            -----------------------------
            Fund Basic After-Tax Contributions in an amount specified by him in the pay reduction agreement described in Section 4.3. Such Basic After-Tax Contributions shall be a specified whole percentage of Compensation and, when added to a Participant's Before-Tax Contributions, shall not exceed 6 percent of such Participant's Compensation.

       (b)  Supplemental After-Tax Contributions.  Provided that a Participant
            ------------------------------------
            has made the maximum Basic After-Tax Contributions permitted under subsection (a), he may contribute to the Fund Supplemental After-Tax Contributions in an amount equal to an amount specified by him in the pay reduction agreement described in Section 4.3. Such Supplemental After-Tax Contributions shall be a specified whole percentage of Compensation and, when added to a Participant's Before-Tax Contributions and Basic After-Tax Contributions, shall not exceed 16 percent of such Participant's Compensation.

       (c)  Timing and Allocation of After-Tax Contributions.  After-Tax
            ------------------------------------------------
            Contributions shall be made at the time described in Section 4.1(d). Basic After-Tax Contributions shall be allocated to Employee Account 4 as of each Valuation Date and Supplemental After-Tax Contributions shall be allocated to Employee Account 5 as of each Valuation Date.

4.3  Pay Reduction Agreements.
     ------------------------

       (a)  General Rule.  In order to make Before-Tax Contributions and
            ------------
            After-Tax Contributions, an Eligible Employee who has satisfied the requirements of Section 3.1 must enter into a pay reduction agreement, which shall be part of the Enrollment Form, whereby such Eligible Employee agrees to reduce his Compensation for such contribution within the limits described in Sections 4.1 and 4.2.
            A Participant's pay reduction agreement shall remain effective until canceled or amended.

       (b)  Cancellation.  A pay reduction agreement may be canceled by a
            ------------
            Participant at any time during the Plan Year by filing notice thereof with the Plan Administrator. Such cancellation shall take effect as soon as administratively feasible following its receipt by the Plan Administrator.

       (c)  Amendment.  A pay reduction agreement may be amended by a
            ---------
            Participant to increase or decrease his Before-Tax Contributions and After-Tax Contributions, or to reallocate the amount of contributions between Before-Tax Contributions and After-Tax Contributions, at any time during the Plan Year by filing notice thereof with the Plan Administrator. Such amendment shall take effect as soon as administratively feasible following its receipt by the Plan Administrator.

       (d)  Limitation.  No pay reduction agreement shall be effective unless it
            ----------
            provides for reduction of a specified whole percentage of Compensation of at least two percent for Basic Before-Tax Contributions or Basic After-Tax Contributions, or any combination of the two.

4.4  Matching Contributions.
     ----------------------

       (a)  Base Matching Contributions.  Each Employer shall make Base Matching
            ---------------------------
            Contributions on behalf of each of its Employees, in an amount equal to 100 percent of an Employee's Basic Contributions (which shall not exceed 6 percent of such Employee's Compensation).

       (b)  Discretionary Matching Contributions.  For each Plan Year, each
            ------------------------------------
            Employer may make Discretionary Matching Contributions to Participants who are employed by an Employer or a Division that achieves its budgeted pretax profit for such Plan Year, as determined by the Chief Executive Officer in his sole and absolute discretion. The amount of any such Discretionary Matching Contributions, which shall be expressed as a percentage of the Participant's Basic Contributions, shall also be determined by the Chief Executive Officer and be subject to the approval of the Executive Compensation Committee.

       (c)  Timing and Allocation of Matching Contributions.  Matching
            -----------------------------------------------
            Contributions shall be made, in cash or Stock, as soon as practicable after the end of the month to which they relate, provided that in no event shall contributions under this Section for any Plan Year be made later than the date as prescribed by law for the Employer to obtain a federal income tax deduction for the Plan Year for which such contributions are made. Basic Matching Contributions shall be allocated to Employee Account 1 as of each Valuation Date and Discretionary Matching Contributions shall be allocated to Employee Account 6 as of each Valuation Date. Amounts allocated to Employee Account 6 may, at the Chief Executive Officer's discretion, be credited to Investment Fund III.

4.5  ESOP Contributions.
     ------------------

       (a)  Employer Contributions.
            ----------------------

            (1) Discretionary Per Capita ESOP Contributions.  For each Plan
                -------------------------------------------
                Year, each Employer may make Discretionary Per Capita ESOP Contributions in the form of Stock, cash, or bonds, to the Fund in an amount determined by the Human Resources Committee in its sole and absolute discretion.

            (2) Discretionary Pay-Related ESOP Contributions.  For each Plan
                --------------------------------------------
                Year, each Employer may make Discretionary Pay-Related ESOP Contributions in the form of Stock, cash, or bonds, to the Fund in an amount determined by the Human Resources Committee in its sole and absolute discretion.

       (b)  Application of Cash Contributions.  Except to the extent of current
            ---------------------------------
            cash needs of the Plan, or to the extent used to repay an outstanding Exempt Loan, cash contributions under this Section 4.5 shall be invested in Stock as soon as practicable after they are paid to the Fund in an amount sufficient so that Employee Account 10 will continue to be invested primarily in Stock.

       (c)  Allocation of ESOP Contributions.
            --------------------------------

            (1) ESOP Contributions shall first be used to make payments on any outstanding Exempt Loans pursuant to the terms of such loans. Stock released as a result of payments made on an outstanding Exempt Loan shall be allocated to Members' Accounts in accordance with paragraph (2). ESOP Contributions that are not used to repay an Exempt Loan shall be allocated to the Employee Account 10 of each Participant who, as of the last day of the Plan Year--

                (A) was credited with 1,000 Hours of Service in the Plan Year, and

                (B) either (i) was actively employed by an Employer on such day, or (ii) was absent from employment due to an authorized leave of absence.

                ESOP Contributions made pursuant to subsection (a)(l) shall be allocated to each eligible Participant on a per capita basis. ESOP Contributions made pursuant to subsection (a)(2) shall be allocated to each eligible Participant on a percentage of Compensation basis, with each eligible Participant receiving an allocation equal to a uniform percentage of his Plan Year Compensation.

            (2) Stock acquired with the proceeds of an Exempt Loan shall be added to and maintained in the Exempt Loan Suspense Account and shall thereafter be released from such account and allocated to the Accounts of Participants as follows:

                (A) For each Plan Year until the Exempt Loan is fully repaid, the number of shares of Stock released from the Exempt Loan Suspense Account shall equal the number of unreleased shares immediately before such release for the current Plan Year multiplied by the "Release Fraction." As used herein, the Release Fraction shall be a fraction the numerator of which is the amount of principal and interest paid on the Exempt Loan for such current Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid on such Exempt Loan for all future years during the duration of the term of such Exempt Loan (determined without reference to any possible extensions or renewals thereof). Notwithstanding the foregoing, if such Exempt Loan is repaid with the proceeds of a subsequent Exempt Loan (the "Substitute Loan"), such repayment shall not operate to release all such Stock in the Exempt Loan Suspense Account, but, rather, such release shall be effected pursuant to the foregoing provisions of this subparagraph on the basis of payments of principal and interest on such Substitute Loan.

                (B) If required by any pledge or similar agreement, in lieu of applying the foregoing provisions with respect to an Exempt Loan or Substitute Loan, shares shall be released from the Exempt Loan Suspense Account as the principal amount of such loan is repaid (and without regard to interest payments), provided the following three conditions are satisfied:

                     (i) The Exempt Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid in time than level annual payments of such amounts for ten years.

                    (ii) The interest portion of any payment is disregarded only to the extent it would be treated as interest under standard loan amortization tables.

                   (iii) If the Exempt Loan is renewed, extended, or refinanced, the sum of the expired duration of the Exempt Loan and the renewal, extension, or new Exempt Loan period must not exceed ten years.

                (C) Shares of Stock released from the Exempt Loan Expense Account for a Plan Year in accordance with this paragraph
                     (2) shall be held in the Fund on an unallocated basis until allocated on the last day of the Plan Year. Such allocation shall be to the Employee Account 10 of each Participant who is eligible for an allocation under paragraph (1). Stock released pursuant to Discretionary Per Capita ESOP Contributions shall be allocated on a per capita basis. As of the end of each Plan Year, the ESOP shall consistently allocate to the Participants' accounts non-monetary units representing Participants' interests in assets withdrawn from the suspense account. Stock released pursuant to Discretionary Pay-Related ESOP Contributions shall be allocated on a percentage of Compensation basis, with each eligible Participant receiving an allocation equal to a uniform percentage of his Plan Year Compensation.

                (D) It is intended that the provisions of this paragraph (2) shall be applied and construed in a manner consistent with the requirements and provisions of Treasury Regulation
                     Section 54.4975-7(b)(8), and any successor Regulation thereto.

       (d)  Timing of ESOP Contributions.  ESOP contributions shall be paid to
            ----------------------------
            the Trustee not later than the date prescribed by law for the Employer to obtain a federal income tax deduction for the Plan Year for which such contributions are made.

4.6  Allocation of Forfeitures.
     -------------------------

       (a)  Forfeited Matching Contribution.  Forfeitures of Matching
            -------------------------------
            Contributions attributable to a Plan Year in accordance with Section 7.4, shall be allocated as of the end of such Plan Year to Participants who are in active employment on the last day of such Plan Year. The amount of forfeitures allocated to each Participant under this subsection shall be a proportion equal to --

            (1) the Basic Contributions made by the eligible Participant during the Plan Year for which the allocation is made, divided by

            (2) the Basic Contributions made by all eligible Participants for such Plan Year.

            Amounts allocated pursuant to this subsection shall be credited to the Employee Account from which such forfeitures were derived.

       (b)  Employee Account 8.  Forfeitures of Employee Account 8 attributable
            ------------------
            to a Plan Year in accordance with Section 7.4, shall be allocated as of the end of such Plan Year to those Participants who are in active employment on the last day of such Plan Year, and who have a balance in Employee Account 8 at that time; the amount of forfeitures allocated to each Participant under this subsection shall be a portion of the total of such forfeitures equal to --

            (1) the balance in such Participant's Employee Account 8 as of the last Valuation Date of the Plan Year, divided by

            (2) the total balance in Employee Account 8 for all such
                Participants as of the last Valuation Date in the Plan Year;
                and

            amounts allocated pursuant to this subsection shall be credited to Employee Account 8. Forfeitures of Employee Account 8 attributable to a Plan Year in accordance with Section 7.4, shall be allocated, in the manner provided for in Section 4.6(a), as of the end of such Plan Year to those Participants who are in active employment on the last day of such Plan Year and who have a balance in Employee Account 8 at that time and shall be credited to Employee Account 8.

4.7  Limitations on Contributions.
     ----------------------------

       (a)  Before-Tax Contributions.
            ------------------------

            (1) In no event shall any Employer make Before-Tax Contributions for any calendar year with respect to any Member, which, when aggregated with other deferrals in such calendar year by the Member pursuant to any other cash or deferred arrangement maintained by the Company or an Affiliate under Section 401(k), are in excess of $7,000 (or such greater amount as may be determined under Code Section 402(g)).

                Notwithstanding any provision of this Plan, at the point in time during a Plan Year when a Member's Before-Tax Contributions reach the maximum amount of $7,000 (or such greater amount as may be permitted under Code Section 402(g)), then the Member's pay reduction agreement shall thereupon be automatically amended for the remainder of the Plan Year to convert the Member's percentage of Compensation elected for Before-Tax Contributions to the same percentage of Compensation for Basic After-Tax Contributions (or Supplemental After-Tax Contributions if and when such Member would exceed the limit on Basic After-Tax Contributions described in Section 4.2(a)).
                All Members shall be informed of this automatic amendment provision and, when such automatic amendment occurs, shall be advised in writing that the Member may at any time reduce or stop such After-Tax Contributions by submitting a revised Enrollment Form. If this automatic amendment would cause the Member's After-Tax Contributions to exceed the limits described in subsection (b), such excess shall be refunded to the Member at the time and in the manner described in subsection (b). At the commencement of the next Plan Year, the Member's pay reduction agreement shall automatically revert to its unamended status.

                If a Member has Before-Tax Contributions in excess of $7,000 (or such greater amount as may be permitted under Code Section 402(g)) for a Plan Year, and such excess is not converted to After-Tax Contributions in accordance with the procedure described above, such excess shall be refunded to the Member as soon as administratively possible, as provided in the Rules of the Plan.

                A Member retains the right to make changes in his contributions as provided in Section 4.3(a), except a Member may not change his or her contributions to exceed the maximum permitted by law or by this Plan.

            (2) In no event shall any Employer make Before-Tax Contributions for any Plan Year that would result in the actual deferral percentage of the group of Highly Compensated Employees eligible to participate in the Plan exceeding the actual deferral percentage of the group of all other eligible Employees by more than the greater of--

                (A)  one and one-quarter times; or

                (B)  the lesser of two times or two percentage points.

                The deferral percentage of each group of eligible Employees for any Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in each group) of (i) the Before-Tax Contributions made on behalf of each eligible Employee for such Plan Year to (ii) such eligible Employee's Compensation for such Plan Year. To the extent necessary to conform to such limitation, the Plan Administrator shall reduce Before-Tax Contributions made on behalf of the Highly Compensated Employees. Such reduction shall be effected by reducing contributions made on behalf of Highly Compensated Employees (in the order of their actual deferral percentage) beginning with the Highly Compensated Employees who elected the highest percentage of such contributions. Any such reduction in the Before-Tax Contributions made on behalf of any Member shall be recharacterized as After-Tax Contributions or refunded to the Member as soon as administratively possible, as provided in the Rules of the Plan. If recharacterized, such excess contributions shall be recharacterized as soon as practicable. In no event, however, shall such excess contributions be left unrecharacterized later than two and one-half months following the Plan Year in which such contributions were made.
                In addition to the foregoing, if the Plan Administrator determines during the course of a Plan Year that the discrimination test of Code Section 401(k)(3) otherwise might not be met for the Plan Year, the Plan Administrator may reduce, at any time, the maximum percentage of Compensation at which Highly Compensated Employees may elect Before-Tax Contributions to such percentage as the Plan Administrator determines appropriate to ensure that such test shall be met for such Plan Year.

                For purposes of determining whether the Plan satisfies the actual deferral percentage test of Code Section 401(k), the following provisions shall apply:

            (i) All elective contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii))are to be treated as made under a single plan and if two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. Plans that are aggregated must have the same Plan Year.

          (ii) In calculating the actual deferral percentage for purposes of Code Section 401(k), the actual deferral ratio of a Highly Compensated Employee will be determined by treating all cash or deferred arrangements under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single arrangement.

          (iii) In the case of a Highly Compensated Employee who is either a 5% owner or one of the ten most Highly Compensated Employees and is thereby subject to the family aggregation rules of Code
                Section 414(q)(6), the actual deferral ratio (ADR) for the family group (which is treated as one Highly Compensated Employee) is the ADR determined by combining the elective contributions, compensation, and amounts treated as elective contributions of all eligible family members. Except to the extent taken into account in the preceding sentence, the elective contributions, compensation, and amounts treated as elective contributions of all family members are disregarded in determining the actual deferral percentages for the groups of Highly Compensated Employees and non-Highly Compensated Employees.

          (iv) In the case of a Highly Compensated Employee whose ADR is determined under the family aggregation rules, the determination of the amount of excess contributions shall be as follows: The ADR is reduced in accordance with the "leveling" method described in Code Section 1.401(k)-1(f)(2) of the Code Regulations and the excess contributions are allocated among the family members in proportion to the contributions of each family member that have been combined.

            (v) The amount of excess contributions to be distributed or recharacterized shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year.

          (vi) The distribution of excess contributions will include the income allocable thereto. The income allocable to excess contributions will include income for the Plan Year for which the excess contributions were made and will be equal to the sum of the allocable gain or loss for the Plan Year. The Plan will allocate income to excess contributions by multiplying the income for the Plan Year allocable to the Employee's elective contributions (Before-Tax Contributions) and amounts treated as elective contributions by the following fraction: The numerator of the fraction is the excess contributions for the Employee for the Plan Year and the denominator of the fraction is equal to the sum of: (1) the total Account balance of the Employee attributable to elective contributions (Before-Tax Contributions) and amounts treated as elective contributions as of the beginning of the Plan Year, plus (2) the Employee's elective contributions (Before-Tax Contributions) and amounts treated as elective contributions for the Plan Year.

          (vii) Excess contributions will be corrected by the close of the Plan Year following the Plan Year for which they were made, since the failure to make such corrections by the close of the Plan Year following the Plan Year for which they were made will cause the Plan to fail to satisfy the requirements of Code
                Section 401(k)(3) for the Plan Year for which the excess contributions were made and for all subsequent years they remain in the trust. In addition, the Plan will endeavor to correct excess contributions within 2 1/2 months after the close of the Plan Year for which they were made since it is understood that the Employer will be liable for a 10% excise tax on the amount of excess contributions unless they are corrected within such 2 1/2 month period.

         (viii) Recharacterized excess contributions will remain subject to the nonforfeitability requirements and distribution limitations that apply to elective contributions.

       (b)  Matching Contributions and After-Tax Contributions.  In no event
            --------------------------------------------------
            shall Matching Contributions and After-Tax Contributions for any Plan Year be made which would result in the contribution percentage of the group of Highly Compensated Employees eligible to participate in the Plan exceeding the contribution percentage of the group of all other eligible Employees by more than the greater of--

            (1) one and one-quarter times; or

            (2) the lesser of (A) two times or (B) two percentage points.

            The contribution percentage of each group of eligible Employees for any Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in each group) of (i) the Matching Contributions and After-Tax Contributions made on behalf of each eligible Employee for such Plan Year to (ii) such eligible Employee's Compensation for such Plan Year. To the extent necessary to conform to such limitation, the Plan Administrator shall reduce Matching Contributions and After-Tax Contributions made on behalf of the Highly Compensated Employees in a manner similar to the method described in subsection (a). Any such reduction in the Matching Contributions or After-Tax Contributions made on behalf of any Member (including income and losses allocable thereto) shall be paid to the Member if vested, or treated as a forfeiture (if forfeitable). To the extent permitted by applicable Regulations, the Plan Administrator may elect to take Before-Tax Contributions into account in applying the contribution percentage test of this subsection (b).

            The Plan Administrator may comply with the requirements of this Section by combining contributions under this Plan with contributions under any other defined contribution plan maintained by the Company or an Affiliate, or in any other manner permissible under Code Section 401(k)(3) or 401(m)(2), as applicable. Any such combination shall be done in compliance with such guidelines, if any, established by the Secretary of the Treasury.

            The following provisions shall apply for purposes of determining whether the Plan satisfies the actual contribution percentage test of Code Section 401(m):

            (i) All Employee and matching contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) and 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and if two or more plans are permissively aggregated for purposes of Code
                Section 401(m), the aggregated plans must also satisfy Code
                Section 401(a)(4) and 410(b) as though they were a single plan. To be aggregated, the plans must have the same Plan Year.

          (ii) In calculating the actual contribution percentage for purposes of Code Section 401(m), the actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to Code Section 401(m) under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan.

          (iii) In the case of a Highly Compensated Employee who is either a 5% owner or one of the ten most Highly Compensated Employees and is thereby subject to the family aggregation rules of Code
                Section 414(q)(6), the actual contribution ratio (ACR) for the family group (which is treated as one Highly Compensated Employee) is the ACR determined by combining the contributions and compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the contributions and compensation of all family members are disregarded in determining the actual contribution percentages for the groups of Highly Compensated Employees and non-Highly Compensated Employees.

           (iv) In the case of a Highly Compensated Employee whose ACR is determined under the family aggregation rules, the determination of the amount of excess aggregate contributions shall be made as follows: the ACR is reduced in accordance with the "leveling" method described in Section 1.401(m)-1(e)(2) of the Code Regulations and the excess aggregate contributions are allocated among the family members in proportion to the contributions of each family member that have been combined.

            (v) The amount of excess aggregate contributions for a Plan Year shall be determined only after first determining the excess contributions that are treated as Employee contributions due to recharacterization.

           (vi) The distribution (or forfeiture, if applicable) of excess aggregate contributions will include the income allocable thereto. The income allocable to the excess aggregate contributions shall include income for the Plan Year for which the excess aggregate contributions were made and will be equal to the sum of the allocable gain or loss for the Plan Year.
                The Plan will allocate income to excess aggregate contributions by multiplying the income for the Plan Year allocable to the Employee's employee contributions (After-Tax Contributions), Matching Contributions, and amounts treated as Matching Contributions by the following fraction: The numerator of the fraction is the excess aggregate contributions for the Employee for the Plan Year and the denominator of the fraction is equal to the sum of: (1) the total account balance of the Employee attributable to employee contributions (After-Tax Contributions) and Matching Contributions and amounts treated as Matching Contributions as of the beginning of the Plan Year, plus (2) the Employee's employee contributions (After-Tax Contributions) and Matching Contributions and amounts treated as Matching Contributions for the Plan Year.

          (vii) A method of correcting excess aggregate contributions shall meet the nondiscrimination requirements of Code Section 401(a)(4). Accordingly, the Plan shall not use a method under which Employee contributions are distributed to Highly Compensated Employees to the extent necessary to meet the requirements of Code Section 401(m)(2) while matching contributions attributable to such Employee contributions remain allocated in the Employee's account. If it is necessary to distribute Employee contributions that have been matched to a Highly Compensated Employee, then a pro-rata share of Employer Matching Contributions will also be distributed to such Employee so that Matching Contributions that remain allocated to Employee accounts will meet the requirements of Code Section 401(a)(4).

         (viii) Excess aggregate contributions shall be corrected by the close of the Plan Year following the Plan Year for which they were made. It is understood that if such correction is not made by the close of the Plan Year following the Plan Year for which they were made, such failure will cause the Plan to fail to satisfy the requirements of Code Section 401(a)(4) for the Plan Year for which the excess aggregate contributions were made and for all subsequent years they remain uncorrected. The Plan shall endeavor to correct excess aggregate contributions within 2 1/2 months after the close of the Plan Year for which they are made since it is understood the Employer will be liable for a 10% excise tax on the amount of excess aggregate contributions unless they are so corrected.

           (ix) Elective contributions and/or qualified nonelective contributions may be treated as matching contributions only if the conditions described in Section 1.401(m)-1(b)(5) of the Code Regulations are satisfied.

       (c)  ESOP Contributions.  The aggregate amount of ESOP Contributions for
            ------------------
            a taxable year of the Employer allocated to the Accounts of Participants who are Highly Compensated Employees shall not exceed one-third of the aggregate ESOP Contributions made under Section 4.5 and which are deductible under Code Section 404(a)(9) with respect to the taxable year on behalf of all Participants.

       (d)  Additional Limitation.  The limits of this subsection shall comply
            ---------------------
            with the provisions of Code Regulation 1.401(m)-2 for "multiple use of the alternative limitation" and for this purpose the provisions of Section 1.401(m)-2(d) of the Code Regulations are incorporated herein by reference. Correction of the multiple use of the alternative limitation shall occur by first reducing the actual contribution percentages for only those Highly Compensated Employees who are eligible in both the arrangement subject to Code Section 401(k) and the plan subject to Code Section 401(m). If this is insufficient to make the correction, then the actual deferral percentage shall be reduced for these Employees in a manner that complies with Code Regulations.

4.8  Limitations on Annual Additions.  The provisions of this Section 4.8 shall
     -------------------------------
apply to Plan Years (which shall be the "limitation years" under this Plan for purposes of Code Section 415).

       (a)  Annual Addition.  "Annual Addition" means, for any Participant for
            ---------------
            any Plan Year, an annual addition as defined in Code Sections 415(c)(2) and 415(c)(6), generally including the sum of:

            (1) all Company and Affiliate contributions made for the
                Participant under "any defined contribution plan" for the year;

            (2) the Participant's after-tax contributions for the year to "any defined contribution plan;"

            (3) any forfeitures or employer contributions allocated to him for the year under "any defined contribution plan," except as otherwise specified in Code Section 415(c)(6) for an employee stock ownership plan that satisfies certain nondiscrimination requirements; and

            (4) contributions to an individual, post-retirement medical account for the Participant, to the extent required by Code Section 415(1) or 419A(d)(2).

            "Any defined contribution plan" means all qualified defined contribution plans of the Employers and Affiliates that are considered as one plan under Code Sections 414 and 415.

       (b)  Limitation.  Notwithstanding the foregoing provisions of this
            ----------
            Article IV, for any Plan Year the Annual Addition of a Participant shall not exceed the lesser of--

            (1) the sum of--

                (A) $30,000 (or other amount for a particular Plan Year as may be determined under Code Sections 415(c)(1) and 415(d) and related Regulations); or

            (2) 25 percent of the Participant's compensation (for such Plan
                Year) as set forth in Box 10 of Form W-2 (or the successor method of reporting income under Code Sections 6041, 6051 and
                6052).

       (c)  Additional Limitation.  If in any Plan Year a Participant is both a
            ---------------------
            participant in any defined contribution plan and a participant in any qualified defined benefit plan of the Employer or an Affiliate, the sum of the defined benefit fraction (as defined in Code Section 415(e)(2)) and the defined contribution fraction (as defined in Code
            Section 415(e)(3)) shall not exceed 1.0. In calculating the defined contribution fraction, the Plan Administrator may, in his discretion, make the election providedunder Code Section 415(e)(6). Before any contributions are reduced under this Plan, the benefit under a defined benefit plan shall be reduced to the extent necessary to ensure that the sum of the defined benefit fraction and defined contribution fraction does not exceed 1.0.

       (d)  Reduction in Annual Additions.  (1) If in any Plan Year a Member's
            -----------------------------
            Annual Addition exceeds the limitation determined above, such excess shall not be allocated to his accounts in any defined contribution plan. In accordance with the provisions of Code Section 415 and the Regulations thereunder, the Plan Administrator will distribute elective deferrals (within the meaning of Code Section 402(g)(3)) or return voluntary Employee contributions to the extent that the distribution or return will reduce the excess amounts in the Member's Account. Amounts equal to any gains attributable to the returned elective deferrals and voluntary Employee contributions will also be returned to the Member if necessary to insure that a Member's Annual Addition does not exceed the limitation determined above. If gains attributable to the returned elective deferrals or returned voluntary Employee contributions are not returned to the Member, such earnings will be considered as an Employee contribution for the limitation Plan Year for which the returned contribution was made. (2) If the foregoing distributions do not completely reduce the excess amounts in the Member's account, then the remaining excess amounts in the Member's Account will be placed in a suspense account and used to reduce Employer contributions for the next Plan Year and succeeding Plan Years as necessary (referred to as the "Next Plan Year"). Such remaining excess amounts will be held unallocated in the suspense account for the limitation Plan Year and will be allocated and reallocated in the next Plan Year to the Accounts of all Participants in accordance with applicable Code Regulations. Such suspense account shall share in the gains and losses of the Fund on the same basis as other Accounts. Excess amounts that are allocated to Participants will be used to reduce Employer contributions for the Plan Year in which such allocation occurs. For purposes of this Section 4.8(d)(2), excess amounts will not be distributed to Participants or former Participants.

4.9  Rollover Contributions.  Any Eligible Employee, including an individual who
     ----------------------
has not satisfied the service requirements of Article III, may, with the approval of the Plan Administrator, contribute cash amounts attributable to qualifying rollover distributions within the meaning of Code Sections 402(a)(5), 403(a)(4), or 408(d)(3). Such amounts shall be credited to the Employee Account 7 established for the Employee. An Eligible Employee who has not yet satisfied the service requirements of Article III shall be treated as a Member solely with regard to his Employee Account 7. In the sole discretion of the Plan Administrator, the Plan will also accept the direct transfer from The Predecessor Plan of an amount which if paid to the Participant instead of the Plan would have constituted a lump sum distribution within the meaning of Code
Section 402(e). Such a plan-to-plan transfer must be received by the Trustee within two months after the Participant's admission or re-admission to the Plan. To the extent possible, as determined in the sole discretion of the Plan Administrator, such amounts shall be credited to the accounts of this Plan which are analogous to the accounts of the Predecessor Plan in which such amounts were held immediately prior to such transfer; otherwise, the transferred amount shall be credited to the Participant's Rollover Account.


                       Article V.  Special ESOP Provisions
                       -----------------------------------

5.1  Designation as ESOP; Exempt Loan Transactions.
     ---------------------------------------------

       (a) Investment Fund V is hereby designated as an employee stock ownership plan and the primary purpose of such Plan is to invest in Employer securities. For purposes of Section 411(d)(6) of the Code and the regulations and rulings thereunder and other rules and regulations applicable solely to employee stock ownership plans, Investment Fund V constitutes a plan separate from the remainder of the Plan.

       (b) The Company may direct the Trustee to incur a loan on behalf of the Fund, provided that such loan qualifies as an Exempt Loan.

            (i) In General.  An Exempt Loan shall be used primarily for the
                ----------
                benefit of Participants and Beneficiaries and shall be structured to withstand the special scrutiny specified in Treasury Regulation 54.4975-7(b)(2)(ii) and similar standards that apply under ERISA. All the surrounding facts and circumstances, including those described in paragraphs (ii) and
                (iii) of this Section 5.1(b), will be considered in determining whether the Exempt Loan satisfies this requirement. However, no loan will satisfy this requirement unless it satisfies the requirements of paragraphs (c), (d), and (e) of this Section 5.1.

           (ii) Net Affect On Plan Assets.  At the time that an Exempt Loan is
                -------------------------
                made, the interest rate for the loan and the price of securities to be acquired with the loan proceeds shall not be such that the Plan assets might be drained off.

          (iii) Arm's-Length Standard.  The terms of an Exempt Loan, whether or
                ---------------------
                not between independent parties, shall, at the time the loan is made, be at least as favorable to the ESOP as the terms of a comparable loan resulting from arm's-length negotiations between independent parties.

       (c)  Use of Loan Proceeds.  The proceeds of an Exempt Loan shall be used
            --------------------
            within a reasonable time after the receipt by the borrowing ESOP only for any or all of the following purposes:

            (i) to acquire qualifying employer securities;

           (ii) to repay such Exempt Loan; or

          (iii) to repay a prior Exempt Loan in a transaction creating a Substitute Loan, as described in Code Section 4.5(c)(2)(A). A new loan, the proceeds of which are so used, shall satisfy the provisions of Code Regulation 54.4975-7(d). Except as provided in paragraph (b)(9) and (10) of Code Regulation 54.4975-7 or otherwise required by applicable law, no security acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an ESOP.

       (d)  Liability and Collateral of ESOP for Loan.  An Exempt Loan shall be
            -----------------------------------------
            without recourse against the ESOP. Furthermore, the only assets of the ESOP that shall be given as collateral on an Exempt Loan are qualifying employer securities of two classes: those acquired with the proceeds of the Exempt Loan and those that were used as collateral on a prior Exempt Loan be paid with the proceeds of the current Exempt Loan. No person entitled to payment under the Exempt Loan shall have any right to assets of the ESOP other than:
            (i) Collateral given for the loan, (ii) Contributions (other than contributions of employer securities) that are made under the ESOP to meet its obligations under the loan, and (iii) Earnings attributable to such collateral and the investment of such contributions.

            The payments made with respect to an Exempt Loan by the ESOP during a Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years. Such contributions and earnings shall be accounted for separately in the books of account of the ESOP until the Exempt Loan is repaid.

       (e)  Default.  In the event of default upon an Exempt Loan, the value of
            -------
            Plan assets transferred in satisfaction of the loan shall not exceed the amount of default. If the lender is a disqualified person, an Exempt Loan shall provide for a transfer of plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan. For purposes of this subparagraph (e) the making of a guarantee does not make a person a lender.

       (f)  Reasonable Rate of Interest.  The interest rate of an Exempt Loan
            ---------------------------
            shall not be in excess of a reasonable rate of interest. All relevant factors will be considered in determining a reasonable rate of interest, including the amount and duration of the Exempt Loan, the security and guarantee (if any) involved, the credit standing of the ESOP and the guarantor (if any), and the interest rate prevailing for comparable loans. When these factors are considered, a variable interest rate may be reasonable. In addition to the above requirements, an Exempt Loan shall comply with all other provisions of Code Regulation 54.4975-7.

       Qualifying employer securities pledged as collateral shall be placed in an Exempt Loan Suspense Account and released and allocated pursuant to Section 4.5(c).

       Payments of principal and interest on any loan under this Section shall be made by the Trustee solely from: (i) ESOP Contributions available to meet obligations under the loan, (ii) earnings from the investment of such contributions, (iii) dividends and other earnings attributable to qualifying employer securities acquired with an Exempt Loan, (iv) the proceeds of a Substitute Loan, and (v) in the case of a default under an Exempt Loan or in the case where it is determined to be in the best interest of Participants and Beneficiaries, the proceeds of the sale of any qualifying employer securities pledged as collateral for an Exempt Loan.

5.2  Restrictions on Stock in Employee Account 10.  Except as provided in
     --------------------------------------------
Section 9.7, or as otherwise required by applicable law, qualifying employer securities allocated to Employee Account 10 may not be subject to a put, call, or option, or buy-sell or similar arrangements, while held by and when distributed from the Plan.

                Article VI.  Members' Accounts; Investment Funds
                ------------------------------------------------

6.1  Investment Elections by Members.
     -------------------------------

       (a)  Initial Election.  Upon becoming a Participant, each Member may file
            ----------------
            with the Plan Administrator such Member's direction with respect to what percentage, if any, of the Member's Account (derived from contributions made pursuant to Sections 4.1, 4.2, 4.4, 4.6, and 4.9) is to be invested in any one or more of Investment Funds I, II, III, VI, VII or VIII. The percentages so specified by the Member shall be stated in 10 percent increments or such other increments as may be approved by the Plan Administrator. If by a date designated by the Plan Administrator, a Member fails to make a valid investment election when submitting an Enrollment Form, any amounts allocated to such Member's Account (except for amounts allocated to Employee Account 10) shall be invested entirely in Investment Fund VI (or the successor Fund, if any, to such Fund). Contributions made pursuant to Section 4.5 shall always be invested in the ESOP fund identified as Investment Fund V.

       (b)  Change of Election and Transfer Among Funds.  A Participant may
            -------------------------------------------
            change his or her investment election as to future contributions (in accordance with the limitations described in Section 6.1(a)) by filing the appropriate form with the Plan Administrator.
            A Participant may elect to transfer amounts allocated to his Account (except amounts allocated to the ESOP account identified as Employee Account 10 unless otherwise permitted by the Plan Administrator in compliance with applicable law) among Investment Funds I, II, III, VI, VII or VIII in increments of 10 percent (or such other increments as approved by the Plan Administrator) by filing the appropriate form with the Plan Administrator. Subject to the transfer restrictions stated hereinbelow, such changes or transfers shall take effect on the first day of the month following the month in which notice of the change or transfer was received by the Plan Administrator; provided, however in connection with establishing, amending, or terminating any Investment Fund including establishing a new Investment Fund, the Plan Administrator may establish reasonable rules and procedures on a uniform and nondiscriminatory basis in connection with changes or transfers by Members in transitioning with respect to such Fund. A Participant may not effect the transfer of an existing Account balance among the Funds more than once every three months, except that if the Plan Administrator reasonably determines that contractual, legal or administrative considerations no longer require such restriction, then the Plan Administrator may permit other transfers or establish other time requirements for transfers on a uniform and nondiscriminatory basis except as otherwise required by law. Transfers of Account balances by a Member from Investment Fund I to Investment Fund VI (including direct transfers and simultaneous transfers, i.e. a transfer from Fund I to Funds II, III, V, VII or VIII and at the same time a transfer from Funds II, III, V, VII or VIII to Fund VI) shall not, in order to make any such transfer, utilize any funds in the guaranteed investment contract or group annuity contract issued by an insurance company (other than funds received by virtue of the maturity or discontinuance of any such contract) without the consent or agreement of the insurance company but instead such transfers shall utilize any other available funds in Investment Fund I for the transfer of funds from Investment Fund I to Fund VI. The Plan Administrator will impose limits on such transfers on a uniform and nondiscriminatory basis if the Plan Administrator determines that such other available funds would not be sufficient for such transfers. The Plan Administrator may adopt other rules to govern transfers which will be approved on a uniform and nondiscriminatory basis except as otherwise required by law.

6.2  Plan Expenses.
     -------------

       (a)  Investment Fees, Etc.  Expenses attributable to the management and
            --------------------
            investment of each of the Funds shall be charged against the respective Fund.

       (b)  Administrative Expenses, Etc.  All fees paid to the Trustee for
            ----------------------------
            trustee services, all fees paid for recordkeeping services performed by the Trustee and by any other third-party service provider, and any other costs or expenses described in Sections 12.9 and 16.4, shall be paid out of Fund assets and charged against Members' Accounts in proportion to the balance of such Accounts except to the extent that the Company or an Employer elects to pay such fees, costs or expenses; provided that the Company or an Employer may advance fees, costs or expenses on behalf of the Plan in which case the Company or Employer will be reimbursed for such payment by the Plan from fund assets.


6.3  Valuation; Allocation of Investment Earnings and Losses.
     -------------------------------------------------------

       (a)  General Rule.  Accounts and Funds shall be valued at their fair
            ------------
            market values as of each Valuation Date. Earnings, gains, and losses (realized or unrealized) for each Fund shall be allocated to the portion ("subaccount") of a Member's Account maintained with respect to that Fund, in the same ratio that the value of his subaccount (determined as of the Valuation Date) bears to the sum of the values of all Members' subaccounts maintained with respect to the Fund. For the purpose of determining this ratio, the value of a subaccount shall be the value of the subaccount as of the last preceding Valuation Date. After the allocation of earnings, gains, and losses, each Member's Account shall be adjusted for contributions, reallocated forfeitures, loan repayments, interfund transfers, distributions, withdrawals, and expenses made or incurred since the last preceding Valuation Date.

       (b)  Unallocated Earnings.  Earnings, gains, and losses which have not
            --------------------
            been allocated to Members' Accounts during the Plan Year under subsection (a), shall be allocated as of the last day of the Plan Year to all Members who have a balance in their Account as of such date. Each such Member shall receive a percentage of the total amount allocated under this subsection (b) equal to--

            (1) the balance in the Member's Account as of the last Valuation
                Date of the Plan Year, divided by

            (2) the total balance of the Accounts of all eligible Members as of the last Valuation Date of the Plan Year.

            Amounts allocated under this subsection (b) shall be credited to the various subaccounts and invested in the various Investment Funds in accordance with uniform and nondiscriminatory procedures established by the Plan Administrator.

6.4  Stock Funds.
     -----------

       (a) Valuation.
           ---------

            (i) Subject to the special valuation rules set forth in subsections
            (ii) and (iii), Stock in Investment Fund III and Investment Fund V shall be initially valued at the purchase price paid by the Trust and thereafter shall be valued at its most recent closing price on the New York Stock Exchange as of the Valuation Date.

            (ii) If Stock ceases to be publicly traded or if it is being valued in connection with a transaction between the Plan and a "party in interest" (as defined in ERISA Section 3(14)) or a "disqualified person" (as defined in Section 4975(e)(2) of the Code) or in connection with an extraordinary transaction or event, its value shall be determined by the Trustees in good faith based on all relevant factors.

            (iii) In the case of Stock acquired with an Exempt Loan the following special valuation rules shall apply:

                a.  For purposes of valuing such Stock in any transaction
                -
                between the Plan and any "disqualified person" as that term is defined in Code Section 4975(e)(2), fair market value shall be determined in good faith by the Administrator in accordance with Section 3(18) of ERISA.

                b.  For purposes of a Participant's exercise of his put
                -
                option rights (if applicable) under Section 9.7, such Stock shall be valued as of the end of the most recent Plan Year.

            (iv) Notwithstanding the foregoing provisions, in all cases the valuation provisions of this Section, including the selection of a Valuation Date for any purpose under this Plan, shall be interpreted and applied in a manner consistent with the applicable requirements under Code Sections 409 and 4975(e)(7), the Treasury Regulations issued thereunder, Treasury Regulation Section 54.4975-11(d)(5) and the fiduciary requirements of ERISA, and any related or successor statutes or regulations, that must be satisfied in order to qualify for the prohibited transaction exemption under Code Section 4975(d)(3) or any other relevant prohibited transaction exemption. In this connection, all valuations of Stock contributed to or acquired by the Plan which at the time of such valuation is not readily tradable on an established securities market within the meaning of Code Section 401(a)(28) shall be made by an independent appraiser (within the meaning of Code Section 170(a)(1)), whose name shall be reported to the Internal Revenue Service.

       (b)  Allocation.
            ----------

            (1) Changes in Value.  Any changes in value in Stock in Investment
                ----------------
                Fund V shall not be allocated in the manner described in
                Section 6.3, but shall be allocated directly to each Member's Employee Account 10 as of the Valuation Date.

            (2) Cash Dividends.
                --------------

                (A)  Allocated Shares.  Cash dividends paid on Stock allocated
                     ----------------
                     to Accounts of Members in Investment Fund V shall, to the extent not used to repay an Exempt Loan, be allocated directly to said Accounts as of the Valuation Date coinciding with or next following the date on which the dividend is paid.

                (B)  Unallocated Shares.  Cash dividends on Stock in Investment
                     ------------------
                     Fund V that has not been allocated to a Member's Account (because of the operation of Section 4.5(c)) shall, to the extent not used to repay an Exempt Loan, be allocated to such Member's Employee Account 10 in the same ratio that the value of his Employee Account 10 bears to the sum value of each Member's Employee Account 10 as of the Valuation Date coinciding with or next following the date on which the dividend is paid.

                (C)  Dividend Pass Through.  Notwithstanding anything in this
                     ---------------------
                     subsection (b) to the contrary, the Company may, in its discretion, direct that dividends allocated to each Member's Employee Account 10 be passed through, in whole or in part, to Members or their Beneficiaries as an "applicable dividend" under Code Section 404(k), which shall meet the following requirements to be an "applicable dividend":

                     (i) is paid in cash to the Participants in the Plan or their beneficiaries.

                   (ii) is paid to Plan and is distributed in cash to Participants in the Plan or their beneficiaries not later than 90 days after the close of the Plan Year in which paid, or

                   (iii) is used to make payments on an Exempt Loan the proceeds of which were used to acquire employer securities (whether or not allocated to Participants) with respect to which the dividend is paid.

                          In the case of a dividend used to make payments on an Exempt Loan the proceeds of which were used to acquire employer securities that are allocated to a Member's Account, such dividend shall not be treated as an "applicable dividend" under Code Section 404(k) unless employer securities with a fair market value of not less than the amount of such dividend shall be allocated to such Member for the year which such dividend would have otherwise been allocated to such Member.

            (3) Stock Dividends.  Stock Dividends received on shares in
                ---------------
                Investment Fund III and Investment Fund V shall be allocated as of the Valuation Date coinciding with or next following the date such dividends are paid, to each Member's Account and the Exempt Loan Suspense Account, if any, in an amount which will bear substantially the same proportion to the total number of shares received as the number of shares of Stock in each Account (or Exempt Loan Suspense Account) as of the next preceding Valuation Date bears to the total number of shares of Stock allocated to all Accounts as of such date.

       (c)  Rights, Warrants, or Options.  Stock rights (including warrants and
            ----------------------------
            options) issued with respect to Company Stock shall be exercised by the Trustee on behalf of Members.

       (d)  Voting Rights.
            -------------

            (1) ESOP Stock.  Except as otherwise required in ERISA, the Code,
                ----------
                and applicable Treasury Regulations, all voting rights of shares of Stock allocated to a Member's Employee Account 10 or held in the Exempt Loan Suspense Account shall be exercised by the Trustee only as directed by the Members or other Beneficiaries in accordance with the following provisions of this paragraph (1):

                (A) If the Company has a registration-type class of securities (as defined in Section 409(e)(4) of the Code or any successor statute thereto) then, with respect to all corporate matters submitted to the Company's shareholders, all shares of Stock allocated to a Member's Employee Account 10 shall be voted in accordance with the directions of such Members as given to the Trustee. Each Member shall be entitled to direct the voting only of the shares of Stock (including fractional interests in shares of Stock) allocated and credited to his Account. If the Company does not have a registration-type class of securities (as defined in Section 409(e)(4) of the Code or any successor statute thereto), then, only with respect to corporate matters relating to a corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such other similar transaction that the applicable Treasury Regulations may require, all shares of Stock allocated to a Member's Employee Account 10 or held in the Exempt Loan Suspense Account shall be voted in accordance with the directions of such Members as given to the Trustee. Each Member shall be entitled to direct the voting only of the shares of Stock (including fractional interests in shares) allocated to his Account. If this subparagraph (A) applies to shares of Stock allocated to the account of a deceased Member, such Member's Beneficiary shall be entitled to direct the voting with respect to such shares as if such Beneficiary were the Member.

                (B) If Members are entitled under subparagraph (A) to direct the vote with respect to allocated shares of Stock, then, at least thirty days before each annual or special shareholders' meeting of the Company, (or, if such schedule cannot be met, as early as practicable before such meeting), the Trustee shall furnish to each Member a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions on how the shares of Stock allocated to such Member's Employee Account 10 (including fractional shares of Stock to 1/1000th of a share) are to be voted. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares of Stock to give effect to the greatest extent possible to Members' instructions) shall vote the shares of Stock as instructed. The instructions received by the Trustee from Members shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including officers or Employees of the Company, or of any other company. The Trustee and the Company shall not make recommendations to Members on whether to vote or how to vote, other than recommendations contained in proxy and other materials that are generally distributed to all shareholders of the Company with respect to such vote.
                     If voting instructions for shares of Stock allocated to any Member are not timely received for a particular shareholders' meeting, such instructions shall be deemed to have not been received by the Trustee.

                (C) If voting instructions are not required to be followed under subparagraph (A), the Trustee shall vote shares of Stock--

                     (i)  credited to the Exempt Loan Suspense Account; or

                    (ii) allocated to Members' Employee Account 10 in its sole discretion, after the Trustee determines such action to be in the best interests of the Members and their Beneficiaries.

                (D) If voting instructions are required to be followed under subparagraph (A), the Trustee shall vote shares of Stock credited to the Exempt Loan Suspense Account in the same proportion as Stock with respect to which voting instructions are received is voted.

            (2) Other Stock.
                -----------

                (A) Except as provided in paragraph (1), Members shall not have voting rights or other decision rights with respect to any investment in any Fund, including Stock in Investment Fund III, all such rights being vested in the Trustee. Notwithstanding the foregoing, in the event of any "solicitation" of "proxies" as such terms are defined in Regulation 14a-l under the Securities Exchange Action of 1934, as amended, which is opposed by management of the Company, all voting rights in Stock held in any Fund other than Investment Fund V (the "Stock Funds") shall be voted in accordance with the directions to the Trustee of the Members who have any portion of their Accounts invested in any such Stock Fund, with each such Participant entitled to direct the vote of that number of shares representing the proportionate investment of his Accounts in such Stock Fund. The Trustee shall maintain the strict confidentiality of Member voting directions.

                (B) All Members entitled to direct such voting shall be notified by the Trustee of each occasion for the exercise of such voting rights within a reasonable time before such rights are to be exercised.

                (C) Such notification shall include all information distributed to shareholders regarding the exercise of such rights.

                (D) Such Members shall be so entitled to direct the voting of fractional shares (or fractional rights to shares), provided, however, that the Trustee may, to the extent possible, vote the combined fractional shares (or fractional rights to shares) so as to reflect the aggregate direction of all Members giving directions with respect to allocated fractional shares (or fractional rights to shares).

                (E) In the event that a Member shall fail to direct the Trustee in whole or in part as to the exercise of voting rights arising with respect to the Stock Funds, then such voting rights shall be exercised by the Trustee only to the extent directed by such Member and any Stock with respect to which no direction is received shall be voted in accordance with subparagraph (F).

                (F) The Trustee shall vote (i) shares of Stock with respect to which a Participant has failed to exercise his voting rights and (ii) shares representing forfeited account values that have not been reallocated at the time of any proxy solicitation referred to in subparagraph A, in the same proportion as Stock with respect to which voting rights have been exercised are voted.

       (e)  Diversification.  Any Participant who has attained age 55 and
            ---------------
            completed 10 years of participation in the portion of this Plan or The Predecessor Plan that is designated as an employee stock ownership plan (qualified Participant) shall have the right to diversify the investment of his Employee Account 10 in a manner that satisfies Code Section 401(a)(28). A qualified Participant may elect, within 90 days after the close of each Plan Year in the qualified election period (as defined below), to (1) receive a cash distribution of the amount subject to the diversification election which shall be distributed to the qualified Participant (or made available for distribution) within 90 days after the last day of the period during which the election can be made, or (2) invest the amount subject to the diversification election in any one or more of the six Investment Funds (not including the ESOP Fund) offered by the Plan (which Funds are not inconsistent with IRS Regulations) and any such investment option selected by the qualified Participant shall be implemented no later than 90 days after the last day of the period during which the election can be made. For purposes of this Section 6.4(e), the term "qualified election period" means the 6-plan-year period beginning with the first plan year in which the individual first became a qualified participant.

            The portion of a qualified Participant's Account 10 subject to the diversification election in all years in the qualified election period, other than the final year of such period, is equal to: (1) 25 percent of the total number of shares of employer securities acquired by or contributed to the Plan after December 31, 1986, that have ever been allocated to a qualified Participant's account on or before the most recent plan allocation date; less (2) the number of
                                                         ----
            shares of employer securities previously distributed, transferred, or diversified pursuant to a diversification election made after December 31, 1986 (subject to the provision that a de minimus amount that satisfies the requirements described in Q & A-7 or IRS Notice 88-56 shall not be subject to the diversification requirement of Code Section 401(a)(2)). The resulting number of shares shall be rounded to the nearest whole integer. With respect to a qualified Participant's final diversification election, "50 percent" is substituted for "25 percent" in determining the amount subject to the diversification election.


                      Article VII.  Vesting and Forfeitures
                      -------------------------------------


7.1  Vesting in Before-Tax Contributions and Rollover  Contributions.  A Member
     ------------------------------------------------  -------------
shall have a fully-vested interest at all times in his Employee Accounts 2, 3, 4, 5, 7, 9, and 10.

7.2  Vesting Schedule for Matching Contributions Account.  Subject to Section
     ---------------------------------------------------
7.3 below, a Member shall have a nonforfeitable interest in a portion of the value of his Employee Accounts 1, 6, and 8 in accordance with the following schedule:

            Completed Years of
             Vesting Service           Vested Percentage
             ---------------           -----------------
            Less than 1                       0%
            1 but less than 2                10%
            2 but less than 3                20%
            3 but less than 4                30%
            4 but less than 5                40%
            5 but less than 6                60%
            6 but less than 7                80%
            7 or more                       100%

       Upon any amendment of this vesting schedule, for every Employee who is a Participant on the amendment adoption date or the amendment effective date, whichever is later, the nonforfeitable percentage (determined as of that date) of the Participant's right to the Employer - derived accrued benefit may not be less than the Participant's percentage figured under the Plan without regard to the amendment.

7.3  Full Vesting of Certain Employee Accounts.  Notwithstanding Section 7.2, a
     -----------------------------------------
Member shall have a Vested Percentage in Employee Accounts 1, 6, and 8 of 100 percent upon the occurrence of any of the following events prior to (or concurrent with) his Termination of Service:

       (a)  the Member dies;

       (b)  the Member attains age 65; or

       (c)  the Member incurs a Total and Permanent Disability.

7.4  Forfeitures.
     -----------

       (a)  General Rule.  In the event that a Member's interest in Employee
            ------------
            Accounts 1, 6, or 8 is not yet fully vested on his Termination of Service, the portion of such Account in which he is not yet vested under the foregoing Sections shall be held in a suspense account (allocated to a sub-account in the name of such Member within this suspense account) until the Member incurs five consecutive Break Years. If a Member does not return to employment as an Employee before incurring five consecutive Break Years, the nonvested portion of his Account shall be permanently forfeited and allocated in accordance with Section 4.6.

       (b)  Restoration.  The amount placed in a suspense account under
            -----------
            subsection (a) shall be restored if and when the Member is reemployed by the Company or an Affiliate prior to his incurring five or more consecutive Break Years. Restored amounts shall be credited to the Member's Employee Accounts 1, 6, and 8 as soon as administratively practicable following the Member's reemployment date. Restored amounts shall be invested in Investment Fund I unless a different Investment Fund(s) is designated by the Member.

       (c)  Special Rule for Prior Distributions From Employee   Accounts 1, 6,
            --------------------------------------------------   --------------
            and 8.  In the case of a Member who had previously received a
            -----
            distribution of his partially vested interest in Employee Accounts 1, 6, and 8, and who again incurs a Break Year before being fully vested in Employee Accounts 1, 6, and 8, such Member's vested interest in such Accounts on his Termination of Service shall be determined by the following formula:

                               X = P(AB + D) - D

            For purposes of this formula: X is the vested amount; P is the Vested Percentage at the relevant time; AB is the balance in Employee Accounts 1, 6, and 8 at the relevant time; and D is the aggregate amount of all prior withdrawals and distributions from Employee Accounts 1, 6, and 8.


                      Article VIII.  In-Service Withdrawals
                      -------------------------------------

8.1  Order of Withdrawal.  A Member may, upon at least 30 days advance written
     -------------------
notice to the Plan Administrator (or upon such later advance written notice the Plan Administrator may allow in a uniform and nondiscriminatory manner), withdraw funds from his Account (valued as of the Valuation Date immediately preceding the date of the withdrawal payment) in the following order:

       (a) Supplemental After-Tax Contributions and earnings from Employee Account 5;

       (b)  Basic After-Tax Contributions and earnings from Employee Account 4;

       (c)  Rollover Contributions from Employee Account 7;

       (d) the vested portion of Basic Matching Contributions from Employee Account 1;

       (e) the vested portion of Discretionary Matching Contributions from Employee Account 6;

       (f) the vested portion derived from the Harrah's Plans in Employee Account 8;

       (g) all or any part of the amounts transferred from the Holiday Inns, Inc. Employee's Retirement Plan in Employee Account 9;

       (h) Supplemental Before-Tax Contributions from Employee Account 3 (and earnings credited to the analogous account under the Predecessor Plan as of December 31, 1988 and transferred to such Account 3); and

       (i) Basic Before-Tax Contributions from Employee Account 2 (and earnings credited to the analogous account under the Predecessor Plan as of December 31, 1988 and transferred to such Account 2).

       (j)  Earnings credited to Before-Tax Contributions after December 31,
            1988.

8.2  Withdrawal Limitations.
     ----------------------

       (a)  General Restriction.  If a Member makes a withdrawal under Section
            -------------------
            8.1, except for a withdrawal under Section 8.1(a), such Member shall not be eligible for Matching Contributions for the six-month period beginning on the first day of the month following the month of the withdrawal.

       (b)  Additional Restrictions on Withdrawal of Matching  Contributions.
            -------------------------------------------------  -------------
            No amounts may be withdrawn under Sections 8.1(d) and (e) unless the Member making the withdrawal has been participating in the Plan for at least 60 months or unless the amounts being withdrawn have been in the Fund for at least 24 months.

       (c)  Additional Restrictions on Withdrawals from Employee   Accounts 2,
            ----------------------------------------------------   -----------
            3, 8, and 9.
            -----------

            (1) A withdrawal under Sections 8.1(f), (g), (h), (i) and (j) shall be permitted only upon a Member's Retirement Date or other Termination of Service, attainment of age 59-1/2, or financial hardship (except a withdrawal under 8.1(j) shall not be permitted upon a financial hardship). See also the provisions of Section 11.2 for distributions allowed upon plan termination and the restrictions thereon and also the provisions herein dealing with qualified domestic relations orders.

            (2) A withdrawal is on account of financial hardship only if it is made on account of an immediate and heavy financial need of the Member and is necessary to satisfy such financial need.

                I. For this purpose, a withdrawal is not necessary to the extent it exceeds the amount necessary (including taxes) to relieve the need or to the extent the need may be satisfied from other resources reasonably available to the Member. Under this Plan, a financial hardship for purposes of a withdrawal on account of an immediate and heavy financial need of the Member shall exist if the withdrawal is for:

                (A) Expenses for medical care described in Code Section 2.13(d) previously incurred by the Member, the Member's spouse or any dependents of the Member (as defined in Code
                     Section 152) or necessary for these persons to attain medical care described in Code Section 213(d);

                (B) Costs directly related to the purchase of a principal residence for the Member (excluding mortgage payments);

                (C) Payments of tuition and related educational fees for the next year of post-secondary education for the Member, for the Member's spouse, children, or dependents (as defined in Code Section 152); or

                (D) Payments necessary to prevent the eviction of the Member from the Member's principal residence or foreclosure on the mortgage of that residence.

                II. In general, Code Regulation 1.401(k)-1(d)(2)(iii) shall govern in determining whether the withdrawal is necessary to satisfy an immediate and heavy financial need. Under this Plan, a withdrawal shall generally be treated as necessary to satisfy a financial need if the Member represents in writing as follows (which the Plan Administrator or its delegee may rely upon unless the Plan Administrator or its delegee have actual knowledge to the contrary):

                (A) The withdrawal is required to meet an immediate and heavy financial need, the amount of the withdrawal is necessary to meet this need, and the requested amount does not exceed the amount necessary (including taxes) to relieve the need.

                (B) The need cannot reasonably be satisfied by any of the following:

                     (i) Through reimbursement or compensation by insurance or otherwise;

                    (ii) By liquidation of the Member's assets or those of his spouse or minor children (which are reasonably available to the Member) without creating an additional and heavy financial need;

                   (iii) By cessation of elective contributions or Employee contributions (Before-Tax or After-Tax Contributions) under the Plan;

                   (iv) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer (including this Plan) or by any other employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.

                          For purposes of this subparagraph (B), a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need. For example, the need for funds to purchase a principal residence cannot reasonably be relieved by a Plan loan if the loan would disqualify the Member from obtaining other necessary financing.

                (C) The Member understands that the withdrawal will result in Employer Matching Contributions being suspended for six months.

                (D) That the withdrawal is for one of the four purposes listed in paragraph I above and such purpose or purposes shall be identified by the Member.

                (E) The Member understands that the application for such a withdrawal will be reviewed by the Plan Administrator or its delegee for compliance with the Plan's requirements for a distribution on account of financial hardship.

            The Plan Administrator (or its delegee) shall determine whether a request for a hardship withdrawal meets the requirements of this paragraph (2) in accordance with uniform and nondiscriminatory procedures.

       (d)  Spousal Consent.  Absent a spousal consent meeting the requirements
            ---------------
            of Section 9.1(b), the Plan Administrator shall not permit a withdrawal to a married Member who has a balance in Employee Account 9 of more than $3,500 (determined as of the date such Account was initially established under the Predecessor Plan) if such withdrawal is from such Employee Account 9.

                           Article IX.  Distributions
                           --------------------------

9.1  Entitlement to Distribution Upon Death of Member.
     ------------------------------------------------

       (a)  Death of Member.  In the event of a Member's death prior to the
            ---------------
            complete distribution of his Account balance, the Beneficiary of such Member shall be entitled to receive the entire balance remaining to the credit of such Member's Account as of the first Valuation Date coincident with or next following the Member's death, as provided in Sections 9.3 and 9.4.

       (b)  Designation of Beneficiary.
            --------------------------

            (1) General Rule.  Each Member may designate one or more persons as
                ------------
                Beneficiary to receive his Account balance in the event of such Member's death. Each such designation shall be made on a form provided by the Plan Administrator, shall be effective only when filed in writing with the Plan Administrator, and shall revoke all prior designations, subject to the provisions of paragraph (2) below. Subject to paragraph (2) below, a trust may be named as a Beneficiary of a Member, but the trust itself will not be treated as a "designated beneficiary" under the Code or Code Regulations including Proposed Code Regulations. If the requirements of Proposed Code Regulation 1.401(a)(9)-1D-5 are met, the beneficiaries of the trust will be treated as "designated beneficiaries" in accordance with and subject to the requirements of Proposed Code Regulation 1.401(a)(9)-1D and E and other applicable regulations. If a trust is named as Beneficiary and the requirements of Proposed Code Regulation 1.401(a)(9)-1D-5 are not met, the Member will be treated as not having a "designated beneficiary" under the Proposed Code Regulations and accordingly distribution will be made to the trust in accordance with the five-year rule in Code Section 401(a)(9)(B)(ii).

            (2) Rule for Surviving Spouses.  A Member's surviving spouse shall
                --------------------------
                be his sole Beneficiary unless, prior to the Member's death, one or more other persons have been named pursuant to a qualified alternate designation (as defined in paragraph (3) below) made and filed with the Plan Administrator prior to the Member's death or unless the Plan Administrator determines that the consent otherwise required under paragraph (3) could not have been obtained because the Member's spouse could not be located or because of such other circumstances as the Secretary of Treasury shall prescribe by Regulation.

            (3) Qualified Alternate Designation.  A designation shall be a
                -------------------------------
                qualified alternate designation only if--

                (A) the Member, in a signed written instrument, designates by name one or more persons to be Beneficiary in lieu of, or along with, his surviving spouse;

                (B) the Member's surviving spouse (if any), determined at the time of the Member's death, has consented in writing to the naming of such Beneficiary and has acknowledged the effect of such consent; and

                (C) such consent is witnessed by a notary public or the Plan Administrator.

                A qualified alternate designation may not be changed without spousal consent. Any spousal consent to a qualified alternate designation shall be irrevocable.

            (4) Default Beneficiary.  If no person is otherwise designated
                -------------------
                under this subsection, or if a designation is revoked in whole or in part, or if no designated Beneficiary survives the Member, the Member's Beneficiary shall be his surviving spouse; or, if there is no surviving spouse, the surviving children of the Member in equal shares; or, if there are no surviving children, then the surviving parent(s) of the Member; or, if there are no surviving parents, the Member's estate. For purposes of the foregoing, the term "surviving children" shall include the children of a Member's deceased child. Such children shall share equally in any distribution that would have gone to the Member's child had he been alive.

                If any payment is made under the Plan to any Beneficiary, in reasonable reliance on (A) a written statement by the Member that he was unmarried, (B) a spousal consent that on its face conformed to the requirements set forth above, or (C) evidence establishing to the Plan Administrator's satisfaction that a Member's spouse could not be located at the time of a Beneficiary designation, the Plan's liability for death benefits shall be satisfied, to the extent of such payment, and the Plan shall have no liability to any spouse to such extent.

9.2  Distribution Upon Termination of Service for Reasons Other Than Death.
     ---------------------------------------------------------------------
Upon a Member's Termination of Service for reasons other than death, such Member shall be entitled to the Vested Balance of his Account as of the Valuation Date provided in Section 9.4.

9.3  Form of Benefit Payments.
     ------------------------

       (a)  Payment to Member.  Except as provided in Sections 9.4(b) and 9.6,
            -----------------
            the distribution of a benefit to a Member pursuant to Section 9.2 shall be made in either of the following ways, as the Member shall elect:

            (1) in a lump sum; or

            (2) in installments payable in substantially equal amounts or term certain annuities continuing over a period certain as elected by the Member, not exceeding the shorter of 15 years, the Member's life expectancy, or the life expectancy of the Member and his Beneficiary.

provided that subject to the Code and Code Regulations the first distribution to a Member after Termination of Service may, at the Member's election, be a partial payment of his vested Account balance and any subsequent distribution shall conform to (1) or (2) above.

       (b)  Payment to Beneficiary.  Subject to the provisions below, a
            ----------------------
            Beneficiary entitled to payment under this Article may elect to continue receiving the benefits under the method of payment in effect when the Member died or be paid the remaining Account balance in a single lump sum distribution.

            If a Member dies before the time the distribution is considered to have commenced in accordance with the Code or Code Regulations or Proposed Code Regulations (i.e. before April 1 of the year after the year that the Member reaches age 70 1/2), the method of distribution shall satisfy the following requirements:

            (1) any remaining portion of the Member's interest that is not payable to a designated beneficiary (as defined under Code Regulations or Proposed Code Regulations) will be distributed within five years after the Participant's death; and

            (2) any portion of the Member's interest that is payable to a designated beneficiary (as defined in Code Regulations or Proposed Code Regulations) will be distributed either (i) within five years after the Member's death, or (ii) over the life of the Beneficiary or over a period certain not extending beyond the life expectancy of the Beneficiary, commencing not later than the end of the calendar year following the calendar year in which the Member died (or, if the designated Beneficiary is the Member's surviving spouse, commencing not later than the end of the calendar year following the calendar year in which the Member would have attained age 70 1/2).

            Subject to Sections 9.4(b) and 9.6 herein and further subject to the limitations of the Code and Code Regulations or Proposed Code Regulations, the distribution options described in Section 9.3(a) above will be offered to a designated beneficiary (as defined under Code or Proposed Code Regulations) whenever the Member dies. The distribution options in Section 9.3(a) will also be offered to satisfy subsection 9.3(b)(2)(ii) above, and for this purpose the term "Member" in Section 9.3(a) will refer to the designated beneficiary (except that if the designated beneficiary is not the Member's spouse, the words "or the life expectancy of the Member and his Beneficiary" at the end of 9.3(a)(2) shall not be applicable). Distribution options offered to a Beneficiary who is not an individual shall be those described in the first sentence of this
            Section 9.3(b) except that if the Member dies before April 1 of the year following his/her reaching age 70 1/2, the five-year rule of Code
            Section 401(a)(9)(B)(ii) shall apply.

            In the event a Beneficiary dies, any remaining balance payable to such Beneficiary shall be distributed to the Beneficiary's estate (except where the Beneficiary is the Member's spouse and such spouse had submitted a beneficiary form designating an individual as a Beneficiary prior to the spouse's death). The distribution options available to a deceased Beneficiary's estate or to a designated individual Beneficiary of a deceased spouse-Beneficiary will be a continuation of the payments being made to the deceased Beneficiary at the time of his/her death or a lump sum payment (but any distribution shall in any event be completed by the end of the normal life expectancy of the deceased Beneficiary (measured at the time of the Employee's death) or within five years after the Member's death if the five-year rule applies), provided that, in
                                                           --------
            cases where the deceased Beneficiary is the spouse of a deceased Member, and if such spouse had, prior to such spouse's death, submitted a beneficiary form to the Administrator designating an individual as his/her Beneficiary, then such individual Beneficiary may (in addition to the option of receiving a lump sum or the continuation of existing payments) elect to receive annual installments or a term certain annuity (commencing not later than December 31 of the year following the spouse-Beneficiary's death) over a period of up to 15 years, but in any event such period will not exceed the life expectancy of the individual Beneficiary (measured at the time of the spouse's death) named by the spouse and further will not exceed the life expectancy of the spouse (measured at the time of the Employee's death) if the spouse died after April 1 of the year following the Member's reaching age 70 1/2."

       (c)  Earnings and Losses.  Amounts payable hereunder shall continue to
            -------------------
            accrue earnings and losses under Section 6.3 pending such payment.

       (d)  Compliance With Certain IRS Requirements.  Notwith-standing anything
            ----------------------------------------
            herein, distributions from the Plan will be made in accordance with the requirements of the Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the proposed Code Regulations.

9.4  Time of Benefit Payments.
     ------------------------

       (a)  General Rule.  Except as otherwise provided in this Section 9.4 and
            ------------
            Section 9.8, distribution of benefits under the Plan shall commence as soon as practicable following the Valuation Date coincident with or next following the later of (1) the Member's Retirement Date or
            (2) the Member's other Termination of Service.

       (b)  Small Amounts.  If a Member incurs a Termination of Service and the
            -------------
            Vested Balance of his Account as of the first Valuation Date coincident with or next following such Termination of Service is not greater than $3,500, distribution shall be made in a single lump sum in cash as soon as practicable following said Valuation Date.

       (c)  Earlier Distribution Upon Consent.  If a Member incurs a Termination
            ---------------------------------
            of Service and his Account balance as of the first Valuation Date coincident with or next following such Termination of Service is greater than $3,500 distribution may commence as soon as practicable after the Valuation Date next following the date on which the Member requests, in writing, for an early distribution of his Account.

       (d)  Distributions Upon Death.  A distribution to a Beneficiary pursuant
            ------------------------
            to Section 9.1 shall be made as soon as practicable following the first Valuation Date coincident with or next following the Member's death.

            For purposes of Sections 9.4(b) and (c) above, written consent of the Participant is required before the commencement of the distribution of any portion of an accrued benefit if the present value of the nonforfeitable total accrued benefit is greater than $3,500. The consent requirements are deemed satisfied if such value does not exceed $3,500 and the Plan may distribute such portion to the Participant as a single sum. Present value for this purpose shall be the Participant's Vested Balance of his or her Account as of the applicable Valuation Date. If the present value determined at the time of a distribution to the Participant exceeds $3,500, then the present value at any subsequent time shall be deemed to exceed $3,500. The foregoing consent requirements do not apply to situations where consent is not required by applicable law.

       (e) The notice required by Section 1.411(a)-11(c) of the Code Regulations will be provided no less than 30 days and no more than 90 days before the annuity starting date.

       (f) If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)- 11(c) of the Code Regulations is given, provided that:

            (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

            (2) the Participant, after receiving the notice, affirmatively elects a distribution.

9.5  Incidental Death Benefit.  Once distribution to the Member has commenced
     ------------------------
under Section 9.4, the minimum amount which must be distributed each calendar year shall be determined by dividing the balance in the Member's Account by the "applicable divisor." The "applicable divisor" shall be determined under Regulations issued under the incidental death benefit requirements of Code
Section 401(a)(9).

9.6  Distribution of Employee Account 9.  If a Member's Employee Account 9
     ----------------------------------
exceeds $3,500 (determined as of the date such Account was initially established under the Predecessor Plan), distribution of such Employee Account 9 must conform with the following:

       (a)  Normal Form of Payment.
            ----------------------

            (1) Unmarried Member.  The form of benefit payable to an unmarried
                ----------------
                Member shall be the single life annuity described in subsection
                (c)(1) unless the Member consents to payment in another form.

            (2) Married.  The form of benefit payable to each married Member
                -------
                shall be the qualified joint and survivor annuity as defined in Code Section 417, unless he consents to another form of payment in accordance with the rules described in this Section. A Participant who elects to receive a distribution on or after the obtainment of the Participant's Early Retirement Date (that is, the earliest date on which the Participant can elect to receive retirement benefits from Employee Account 9 under the
                Plan), will receive the distribution in the form of a qualified joint and survivor annuity unless the Participant and the Participant's spouse consent to payment in another form. The "qualified joint and survivor annuity" is a reduced monthly benefit commencing on the Member's benefit commencement date and payable throughout his lifetime, with 50 percent of that monthly amount continuing for life to his surviving spouse, beginning on the first day of the month following his date of death. The qualified joint and survivor annuity shall be the actuarial equivalent of the single life annuity described in subsection (c)(1).

                (A)  Explanation of Qualified Joint and Survivor  Annuity.  The
                     -------------------------------------------  -------
                     Plan Administrator shall provide to each Member a written explanation of the qualified joint and survivor annuity between 30 and 90 days before the Member's Annuity Starting Date. The written communication shall explain the terms and conditions of the annuity; the Member's right to waive, and the effect of an election to waive the annuity; the right of the Member's spouse to refuse to consent to a waiver of the annuity; and the right to revoke, and the effect of a revocation of an election to waive the annuity; and the relative value of optional forms of payment available under the Plan.

                (B)  Waiver of the Qualified Joint and Survivor  Annuity.  The
                     ------------------------------------------  -------
                     Member may elect to waive the qualified joint and survivor annuity, and may revoke any such election during the election period. Each election must be in writing and must satisfy all of the following conditions: (i) The Participant's spouse consents in writing to the election and the spouse's consent is witnessed by a plan representative or notary public; (ii) The Participant's waiver and the spouse's consent state the specific non-spouse beneficiary (including any class of beneficiaries or contingent beneficiaries) and the particular optional form of benefit, neither of which may be further modified (except back to a qualified joint and survivor annuity) without subsequent spousal consent (unless expressly permitted by the spouse); and (iii) The spouse's consent acknowledges the effect of the election; provided that spousal consent shall not be required if the Participant provides the Administrator with satisfactory evidence that such consent cannot be obtained because his spouse cannot be located or because of other circumstances described in Treasury Regulations.

                (C)  Election Period.  The election period for waiving the
                     ---------------
                     qualified joint and survivor annuity shall be the 90-day period ending on the Member's Annuity Starting Date.

                (D)  Election of 75 Percent Survivor Annuity.  The Member may
                     ---------------------------------------
                     elect to receive a 75 percent joint and survivor annuity with his spouse as his joint annuitant, which shall be the actuarial equivalent of the qualified joint and survivor annuity, and he shall not be required to have his spouse's consent to make the election.

       (b)  Election of Optional Form of Payment.  Subject to the restrictions
            ------------------------------------
            described in subsection (a), the Member who is entitled to elect an optional form of payment may elect, or revoke a previous election and make a new election, within the 90-day period ending on his Annuity Starting Date, to receive his benefits in one of the optional forms described in subsection (c). Each election shall be in writing on a form prescribed by the Plan Administrator.

       (c)  Description of Optional Forms of Payment.  The value of each
            ----------------------------------------
            optional form of payment shall be that which can be provided by the funds credited to the Member's Employee Account 9 as of the date benefits commence; and unless the Beneficiary is the Member's spouse, no option may be elected unless the periodic annuity payments payable to the Beneficiary do not exceed the "applicable percentage" (as defined in Regulations issued under Code Section 401(a)(9)) of the annuity payments payable to the Member.

            (1) Single Life Annuity.  The single life annuity is a monthly
                -------------------
                benefit commencing on the Member's Annuity Starting Date and payable throughout his lifetime, ending with the last payment due on the first day of the month in which his death occurs.

            (2) Joint and Survivor Annuity.  An unmarried Member, or a married
                --------------------------
                Member who has properly waived the qualified joint and survivor annuity under subsection (a), may elect to receive an annuity in the form of a reduced monthly benefit commencing on his Annuity Starting Date and payable throughout his lifetime, with either 25 percent, 50 percent, or 75 percent of that monthly amount continuing for life to his surviving joint annuitant, beginning on the first day of the month following the Member's date of death.

            (3) Ten Years Certain and Life Annuity.  An unmarried Member or a
                ----------------------------------
                married Member who has properly waived the qualified joint and survivor annuity may elect to receive his annuity in the form of a reduced monthly benefit commencing on his Annuity Starting Date and payable throughout his lifetime, ending with the last payment due on the first day of the month in which his death occurs; provided that if the Member dies within the ten-year period following his Annuity Starting Date, payments shall continue to his Beneficiary for the remainder of the ten-year period. In the event the Beneficiary dies within the ten-year period and there is no contingent Beneficiary, the actuarial equivalent of any remaining monthly payments shall be paid in a lump sum to the Member's estate.

            (4) Other Forms of Payment.  Subject to obtaining appropriate
                ----------------------
                consents and waivers described in subsection (a) the Member may elect a lump sum payment or other form of payment permitted under Section 9.3.

       (d)  Effect of Death on Optional Forms of Payment.
            --------------------------------------------

            (1) Death Before Benefit Commencement Date.  In the event a Member
                --------------------------------------
                has elected an optional form of payment and either the Member or his Beneficiary or joint annuitant dies before the Member's Annuity Starting Date, the election will not become effective.

            (2) Death After Annuity Starting Date.  If both the Member who has
                ---------------------------------
                elected an optional form of payment and his Beneficiary or joint annuitant are living on his Annuity Starting Date, the subsequent death of either shall not cancel or otherwise affect the elected form of payment.

       (e)  Preretirement Death Benefits.
            ----------------------------

            (1) Married Member.  The surviving spouse of the vested Member who
                --------------
                dies before his Annuity Starting Date shall receive a monthly benefit in the form of a survivor annuity. This annuity is intended to satisfy the requirements of Code Section 417 related to qualified preretirement survivor annuities.
                The Plan shall provide the death benefit without any charge to the Member for the cost of coverage. The Participant may not waive this death benefit coverage.

            (2) Amount of Spouse's Benefit.  The surviving Spouse shall receive
                --------------------------
                a monthly benefit equal to the amount that can be provided by one-half the value of the Member's Employee Account 9. In lieu of this monthly benefit, the surviving spouse may elect any other form of payment permitted under Section 9.3(b).

            (3) Commencement Date of Spouse's Benefit.  The preretirement death
                -------------------------------------
                benefit shall be payable to the surviving spouse of the Member who dies before his Normal Retirement Date, on the first day of each month commencing in the month following the date that would have been his Normal Retirement Date if he had survived, provided, however, that the surviving spouse may direct that such payments commence at any earlier date. The surviving spouse may direct the commencement of payments under the qualified pre-retirement survivor annuity within a reasonable time after the Member's death. A surviving spouse shall not be required to begin receiving benefits under a qualified pre-retirement survivor annuity prior to the time the Member would have obtained the later of age 62 or normal retirement age (as defined in Code Section 411(a)(8)), except where the present value of the nonforfeitable benefit does not exceed $3,500. The preretirement death benefit shall be payable to the surviving spouse of the Member who dies after his Normal Retirement Date, on the first day of each month commencing in the month following the Member's date of death. The last payment shall be due on the first day of the month in which the surviving spouse's death occurs.

            (4) Unmarried Member.  A Member who is not legally married as of
                ----------------
                the date of his death shall have the balance in his Employee Account 9 distributed to his designated Beneficiary in accordance with Section 9.1.

       (f)  Delayed Retirement.
            ------------------

            (1) Benefit Commencement Date.  Benefits payable from Employee
                -------------------------
                Account 9 to a Member who remains employed after his Normal Retirement Date shall commence on the first day of the month following his actual retirement.

            (2) Notice to Participants.  The Committee shall provide to each
                ----------------------
                Member who postpones retirement, during the month next following the month in which he attains age 65, a written notice containing (A) a statement that his benefit payments will be suspended until the date he actually retires, except that benefits will be paid during any month when he fails to accrue at least 40 Hours of Service; (B) a description of the reasons why his benefit payments are being suspended; i.e., because he has continued employment after his Normal Retirement Date for at least 40 Hours of Service per month; (C) a general description of the Plan provisions relating to the suspension of benefit payments and a photocopy of this Section; (D) a statement that applicable Department of Labor Regulations may be found in Section 2530.203-3 of Title 29 of the Code of Federal Regulations; and (E) a statement that the Member may seek review of his benefit suspension by invoking the claims procedures described in Section 12.7.

9.7  Distribution of Employee Account 10.  Notwithstanding anything in this
     -----------------------------------
Article IX to the contrary, distribution of a Member's balance in Employee Account 10 shall be subject to the following:

       (a)  Form of Distribution.  Unless the Member elects to receive his
            --------------------
            distribution in Stock, distribution of Employee Account 10 shall be in cash, and shall be distributed at the time and in the manner specified elsewhere in this Article IX. If a Member elects to receive his distribution of Employee Account 10 in Stock, distribution shall be in whole shares of Stock either credited to such Account or purchased with cash or other non-Stock assets allocated to such Account, plus a supplemental cash payment equal to the sum of any fractional share of Stock credited to such Account and the Member's allocable share of any non-Stock assets to the extent that such assets are not sufficient to purchase additional Stock for distribution. A Stock distribution of Employee Account 10 shall be paid as a lump sum and shall be subject to the Article IX provisions relating to lump sum distributions.

       (b)  Required Commencement Date.  Distribution of a Member's balance in
            --------------------------
            Employee Account 10 must begin by the time prescribed by Code
            Section 409(o). Accordingly, if the Member elects, the distribution of his Employee Account 10 will commence not later than one year after the close of the Plan Year (i) in which the Member has a Termination of Service by reason of attaining age 65, disability, or death, or (ii) which is the fifth Plan Year following the Plan Year in which the Member otherwise has a Termination of Service, except that this clause shall not apply if the Member is reemployed by the Company or an Affiliate before such year. If the present value of the vested balance of the Employee's Account (inclusive of all subaccounts) is less than $3,500 as of the Valuation Date coincident with or next following the Member's Termination of Service (except if the present value of the vested balance of such Account at the time of a previous distribution exceeded $3,500), or if the Member has a Termination of Service and has attained age 65, distribution of the balance of Account 10 shall be made as soon as practicable following said Termination of Service and the Member's consent or election shall not be required for such distribution. For purposes of this subsection (b), the balance of a Member's Employee Account 10 shall not include any Stock acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which such loan is repaid in full.

       (c)  Put Options and Rights of First Refusal.  If Stock is distributed
            ---------------------------------------
            from the Plan at a time when it is not readily tradable on an established public market, then the provisions of this Section shall apply in the case of a Member or any other distributee of the Stock who may be legally subject to the following rules.

            (1) The distributee shall have the right to require that the
                Employee repurchase such Stock under reasonable payment terms and at a price per share determined in accordance with Section 6.4(a). This put option shall continue during a period of at least 60 days following the date of distribution of the Stock and, if not exercised within such period of 60 days, during the first 60 days in the following Plan Year. This right shall be granted in accordance with Code Section 409(h) and all applicable Regulations.

            (2) Stock acquired with the proceeds of an Exempt Loan shall be subject to a right of first refusal whereby the Company shall be entitled to purchase such Stock at a selling price and under other terms not less favorable to the seller than (i) the purchase price and other terms offered by a buyer other than the Company pursuant to a good faith offer to purchase the Stock, or (ii) if more favorable to the seller than clause (i), the value of the Stock determined in accordance with Section 6.4(a). The right of first refusal must lapse no later than 14 days after the holder of the Stock gives written notice to the Employer that an offer by a third party to purchase the Stock has been received.

9.8  Limitations on Distributions.  Notwithstanding the foregoing provisions of
     ----------------------------
this Article IX, unless the Member otherwise elects in writing, distribution to a Member shall not take place later than the sixtieth day after the close of the Plan Year in which the latest of the following events occurs:

       (a)  the Member attains age 65;

       (b) the Member attains the tenth anniversary of the date on which he commenced participation in the Plan; or

       (c)  the Member's Termination of Service.

In any event, the payment of benefits to a Member shall commence no later than April 1 following the calendar year in which the Member attains age 70-1/2.

All distributions under this Plan shall be made in accordance with Code Section 401(a)(9) and the Regulations thereunder.

9.9  Eligible Rollover Distributions.  Notwithstanding any provision of the Plan
     -------------------------------
to the contrary that would otherwise limit a distributee's election under this
Article IX, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

       Definitions:
       -----------

       (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

       (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

       (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

       (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

9.10  Plan to Plan Transfer.  Notwithstanding any provision of the Plan to the
      ---------------------
contrary that would otherwise limit a distributee's election under this Article IX, subject to the approval of the plan Administrator in its sole discretion and at the time and in manner prescribed by the Plan Administrator, a Participant who is entitled to a lump sum distribution within the meaning of Code Section 402(e) from the Plan may elect instead to have the amount of such distribution paid directly to The Predecessor Plan. If elected by the Participant and authorized by the Plan Administrator, such a plan-to-plan transfer must be made to the recipient plan by the Trustee within two months after the Participant's admission or re-admission to The Predecessor Plan.



+                          Article X.  Loans to Members
                          ----------------------------

10.1  Administrator Authorized to Make Loans.
      --------------------------------------

       (a)  Current Employees.  Upon application of a Member who is currently
            -----------------
            employed by the Company or an Affiliate, the Plan Administrator may direct the Trustee to make a cash loan to the Member from the Vested Balance of the Member's Account (except for the Vested Balance attributable to Employee Account 10). Whether such loans are made, as well as their amounts and terms, shall be in the sole discretion of the Plan Administrator (exercised in a nondiscriminatory manner) subject to the provisions of this Article. Appropriate disclosure shall be made pursuant to the Truth in Lending Act to the extent applicable. A Member cannot have more than one loan outstanding at any one time, except the Plan Administrator, in his direction, may permit a Member to have two outstanding loans if one such loan is for the purpose of acquiring, constructing, reconstructing, or substantially rehabilitating the principal residence of such Member or a person in his immediate family.

       (b)  Other Eligible Persons.  Loans shall also be available on a
            ----------------------
            reasonably equivalent basis to a Member or Beneficiary who is a party in interest, as such term is defined in ERISA Section 3(14).

       (c)  Owner-Employees and Shareholder-Employees.  Notwithstanding any
            -----------------------------------------
            other provision of this Article, no loan shall be made to an owner-employee, a member of the family of an owner-employee, or a shareholder-employee, as such terms are defined in Code Section 4975(d), except as permitted under the applicable provisions of ERISA and the Code and Regulations promulgated thereunder.

10.2  Amount of Loans.
      ---------------

       (a)  Minimum Amount.  The minimum amount of any loan permitted under this
            --------------
            Article shall be $500.

       (b)  Maximum Amount.  The amount of such loan (when added to the
            --------------
            outstanding balance of all loans to the Member from his Account) shall not exceed the lesser of--

            (1) $50,000, reduced by the excess (if any) of--

                (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the loan was made, over

                (B) the outstanding balance of loans from the Plan on the date the loan is made; or

            (2) 50 percent of the Vested Balance of the Member's Account at the relevant time (excluding the Vested Balance attributable to Employee Account 10).

       (c)  Collateral.  The Vested Balance of the Account equal to the amount
            ----------
            of the loan shall be used as collateral to secure the loan.

10.3  Interest. Each loan made under the Plan shall bear a reasonable rate of
      --------
interest fixed by the Plan Administrator. The interest rate shall be the average of the rates charged by The Hospitality Credit Union on loans secured by passbook savings accounts, adjusted as necessary to ensure that the rate charged on a Plan loan shall provide a return commensurate with the interest rates charged by persons in the business of lending money under similar circumstances. The interest rate shall remain unchanged for the life of the loan. The Plan Administrator shall periodically review the interest rate.

10.4  Term. A loan shall be for the term (in whole year increments) requested by
      ----
the Member but shall not exceed five years (except in the case of loans used to acquire the principal residence of the Member, which shall be for a reasonable term determined at the time the loan is made). Loans shall be made as of a Valuation Date chosen by the Plan Administrator.

10.5  Repayment.
      ---------

       (a) Loans shall be repaid in equal installments, one per pay period (but in no event less than quarterly), representing a combination of interest and principal, sufficient to amortize the loan during its term.

       (b) Payments by active Employees shall be made through payroll withholding or such other means acceptable to the Plan Administrator in his sole and absolute discretion.

       (c) Loans cannot be prepaid for a period of 12 months from the date of the loan (except upon Termination of Service).

       (d) Beneficiaries and Members who are not currently employed, and who are parties-in-interest as defined in ERISA Section 3(14), must repay any loan either in one full amount or in accordance with the terms of a promissory note signed by such Beneficiary or Member.

10.6  Accounting for Loans.  Loan proceeds distributed to the Member shall be
      --------------------
charged, on a pro rata basis, to each Investment Fund in which his Account is
              --- ----
invested.  Repayments of principal and interest shall be allocated on a pro rata
                                                                        --- ----
basis to each Investment Fund in which the Member's Account is invested at the time of such repayment.

10.7  Documents.  No loan under this Article shall be made until the Member has
      ---------
completed on the appropriate form, and submitted to the Plan Administrator, the following:

       (a) a loan application setting forth such information as the Plan Administrator deems appropriate; and

       (b) a promissory note designating the Trustee as payee; stating the amount, term, repayment schedule, interest rate, and other terms and conditions consistent with this Article; authorizing the Employer to make payroll withholdings equal to the installment amounts determined under Section 10.5(a); and granting a conditional security interest in the Member's Vested Balance in his Account to the Trustee as security for repayment of the loan.

10.8  Default.  A loan shall be considered in default when all or any part of a
      -------
scheduled payment shall be more than 60 days past due. The Plan Administrator may grant an additional grace period of 30 days in a uniform and nondiscriminatory manner. Upon default of a loan, the total principal and interest remaining due shall be deducted from the Member's Account and treated as if it were a distribution made to the person receiving the loan. Notwithstanding the foregoing, upon default by an Eligible Employee under the age of 59 l/2, the portion of the outstanding loan balance related to the Employee's Before-Tax Contributions or earnings thereon shall remain an outstanding loan without accruing additional interest until such time as the Employee terminates employment or attains age 59 l/2. An Eligible Employee with a loan in default may not receive a distribution of the loan collateral until such time as the loan has been completely repaid.

10.9  Spousal Consent.  Absent a spousal consent meeting the requirements of
      ---------------
Section 9.1(b), the Plan Administrator shall not permit a loan to a married Member who has a balance in Employee Account 9 of more than $3,500 (determined as of the date such Account was initially established under the Predecessor
Plan) if such loan is to be secured, all or in part, by such Employee Account 9. Written spousal consent to the use of a Participant's accrued benefit under Account 9 as security for a loan must be obtained within the 90-day period ending on the date on which the loan is to be secured.


                     Article XI.  Amendment and Termination
                     --------------------------------------

11.1  Amendment and Termination.  The Company expects the Plan to be permanent,
      -------------------------
but the Company must necessarily and does hereby reserve the right to amend or modify in any respect, or to terminate, the Plan at any time, for any reason whatsoever, by the action of the Board of Directors. The Company may make any modifications or amendments to the Plan, retroactively if necessary or appropriate, to qualify or maintain the Plan as a plan meeting the requirements of Code Section 401(a) or of ERISA, or the Regulations issued thereunder.

To the extent permitted by applicable law, the Company hereby reserves the right to terminate the employee stock ownership plan made up of Investment Fund V at any time, for any reason whatsoever, by action of the Board of Directors without terminating the remainder of the Plan.

No amendment of the Plan shall cause any part of the Fund to be used for or diverted to purposes other than the exclusive benefit of the Members, their surviving spouses, or their Beneficiaries covered by the Plan. No plan amendment may decrease the accrued benefit of any Member. Retroactive plan amendments may not decrease the accrued benefit of any Member determined as of the time the amendment was adopted. The Chief Executive Officer shall have the right to amend or modify the Plan; provided, however, that such amendments shall be administrative in nature, or mandated by any applicable law.

The Plan may be amended or terminated under this Section without the vote of the stockholders of the Company, except to the extent that stockholder approval is required by Rule 16b-3, promulgated under Section 16 of Securities Exchange Act of 1934, as amended.

11.2  Vesting on Termination or Partial Termination.  Upon a complete or partial
      ---------------------------------------------
termination of the Plan or complete discontinuance of contributions to the Plan (within the meaning of Treasury Regulation Section 1.41(d)-2), no further contributions shall be made under the Plan; all accrued benefits credited to the Account of each Member (or, in the case of a partial termination, each affected Member within the meaning of Treasury Regulation 1.41(d)-2) shall fully vest; and the Accounts of any affected Members shall be distributed at the time and in the manner specified in Article IX. Amounts attributable to elective contributions (Basic Before-Tax Contributions and earnings thereon and Supplemental Before-Tax Contributions and earnings thereon) may not be distributed earlier than upon one of the following events:

            (1) The Employee's retirement, death, disability or separation from service.

            (2) The Employee's attainment of age 59 1/2 or the Employee's financial hardship as described in Section 8.1(c)(2) except that earnings credited to any Before-Tax Contributions after December 31, 1988 may not be withdrawn on account of an Employee's financial hardship.

            (3) The termination of the Plan without establishment or
                maintenance of another defined contribution plan (other than an Employee Stock Ownership Plan as defined in Code Section 4975(e) or 409 or a simplified employee pension as defined in Code Section 4.08(k)) subject to the provisions of 1.401(k)-1(d)(3) of the Code Regulations.

            (4) The date of the sale or other disposition by the Company of substantially all the assets (within the meaning of Section 409(d)(2)) used by the Company in a trade or business of the Company to an unrelated corporation.

            (5) The date of the sale or other disposition by the Company of its interest in the Employer subsidiary (within the meaning of Code
                Section 409(d)(3) to an unrelated entity or individual.

11.3  Merger, Consolidation, or Transfer.  In the case of any merger or
      ----------------------------------
consolidation of the Plan with, or any transfer of assets and liabilities of the Plan to, any other plan, provision shall be made so that each Member would, if the Plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then been terminated.

11.4  Effect of Change in Control.  The following provisions shall govern in the
      ---------------------------
event that an Employer or Division, or any part of the assets of an Employer, is acquired by, or merged into, a nonaffiliated company, or in the event a nonaffiliated company acquires substantially all the outstanding stock of an
Employer:

       (a) The amounts credited to the Accounts of the Employees who are involved in such acquisition or merger shall become 100 percent vested whether or not this Plan is continued or assumed and whether or not the successor company has or establishes a comparable plan. An Employee of an Employer (other than the Company) or Division shall be deemed "involved" if his employment is terminated by reason of the acquisition or merger or transferred (from the controlled group consisting of the Company and its Affiliates) by reason of the acquisition or merger. Employees of the Company shall be deemed "involved" if their employment is terminated by reason of the acquisition or merger or if they continue in the employment of the Company after control of the Company changes hands.

       (b) Subject to subsection (a), if the nonaffiliated successor company shall have agreed to establish, or shall have, a plan substantially comparable to this Plan (as determined by the Trustees), then the Plan assets allocable to the Employees involved in the acquisition or merger may be transferred to the plan so established by the successor company subject, however, to the receipt of a favorable determination letter from the Internal Revenue Service or opinion of counsel of the successor company satisfactory to the Trustees that such successor plan is a tax-exempt plan and trust under the applicable provisions of the Code.

       (c) Subject to subsection (a), if a nonaffiliated successor company acquires substantially all of the stock or assets of the Company by merger or acquisition or otherwise, then such successor company may assume this Plan as the sponsoring company.

       (d) If an Affiliate or other entity that owns 50 percent or more of the Company's outstanding common stock acquires the Company or substantially all of its assets or stock, then the affiliated company may assume the Plan and the Plan shall then continue in effect without interruption and without an acceleration in vesting.

For a corporate transaction that does not constitute a merger or acquisition, the Human Resources Committee shall determine, in its sole and absolute discretion, whether a change in control has occurred and whether the provisions of this Section 11.4 shall apply with respect to affected Employees.


                    Article XII.  Administration of the Plan
                    ----------------------------------------

12.1  Plan Administrator.
      ------------------

       (a) The general administration of the Plan shall be carried out by the Company or its delegates, who shall act as the "administrator" within the meaning of Title 1 of ERISA. The Plan Administrator and the Trustees shall be the "named fiduciaries" within the meaning of Title I of ERISA. To the extent not prohibited by law or applicable rules or regulations, the Plan Administrator shall have the authority to delegate to one or more persons the duties and responsibilities of the Plan Administrator.

       (b) Notwithstanding subsection (a), each Member shall be a named fiduciary for purposes of Section 403(a) of ERISA but solely with respect to the issuance of instructions to the Trustee--

            (1) to tender or not to tender the Member's Company Stock Share pursuant to Section 14.1 of the Trust Agreement; and

            (2) to vote Stock pursuant to Section 6.4(d) of the Plan.

12.2  Appointment and Resignation of Trustees.  The Board of Directors may
      ---------------------------------------
remove any Trustee at any time. In the event of the removal, death, resignation, or inability to act of a Trustee, said Board of Directors may appoint a successor. A Trustee may resign at any time, effective upon delivering a written resignation to the Board of Directors or the Secretary or Assistant Secretary of the Company.

12.3  Powers and Duties of the Plan Administrator.  Except as to powers and
      -------------------------------------------
duties and the determination of questions expressly reserved herein to the Trustees, the Plan Administrator shall have full charge of the administration of this Plan with all discretionary powers and authority to enable it properly to carry out its duties including (without limitation) the authority to determine all questions relating to (a) the interpretation of the Plan; (b) the eligibility of Participants; (c) the dates and other considerations regarding participation or termination of employment; (d) the benefit to which any Member or his surviving spouse or beneficiary may become entitled hereunder; (e) to construe the Plan and the Rules of the Plan; (f) to determine questions of eligibility and vesting of Participants; (g) to determine entitlement to allocations of contributions and forfeitures and to distributions of Participants, former Participants, Beneficiaries, and all other persons; (h) to make findings of fact as necessary to make any determinations and decisions in the exercise of such discretionary power and authority; (i) to conduct claims procedures as provided in Section 12.7; and (j) to delegate any power or duty to any firm or person engaged under Section 12.8 or to any other person or persons. The Plan Administrator shall also have the right to authorize disbursements under the Plan, subject to any required withholdings. All interpretations under the Plan and all determinations of fact made in good faith by the Plan Administrator (or delegees thereof) shall be binding on the Members and all other interested persons.

12.4  Action by Majority of the Plan Administrator.  To the extent that the Plan
      --------------------------------------------
Administrator has delegated its power and authority to a committee, all action by such committee hereunder shall be authorized either by a majority vote of all members of such committee present at a meeting (provided a quorum of all members is present), or by a writing signed by a majority of all all members of such committee.

12.5  Rules and Regulations of the Plan Administrator.  The Plan Administrator
      -----------------------------------------------
may make such rules and regulations in connection with its administration of the Plan as are consistent with the terms and provisions hereof (the "Rules of the Plan").

12.6  Conclusiveness of Reports, Etc.  The Trustees, the Plan Administrator and
      ------------------------------
the Company and any other Employer and their officers and directors, shall be entitled to rely upon all tables, valuations, certificates, and reports furnished by any enrolled actuary selected by the Plan Administrator, upon all certificates and reports made by any accountant selected by the Plan Administrator, the Company, or any other Employer, and upon all opinions given by any legal counsel selected by the Plan Administrator (which may include in-house counsel of the Company). The Trustees, the Plan Administrator and the Company and any other Employers and their officers and directors, shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon any such actuary, or counsel, and all action so taken or suffered shall be conclusive upon all persons.

12.7  Claims Procedure.  If any claim for benefits under the Plan is wholly or
      ----------------
partially denied, the claimant shall be given notice in writing of such denial within 90 days after receipt of the claim (or within an additional 90 days if special circumstances require an extension of time, and written notice of the extension shall be furnished to the claimant). Notice of the denial shall set forth the following information:

       (a)  the specific reason or reasons for the denial;

       (b) specific reference to pertinent Plan provisions on which denial is based;

       (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

       (d) an explanation that a full and fair review by the Plan Administrator of the decision denying the claim may be requested by the claimant or his authorized representative by filing with the Plan Administrator, within 60 days after such notice has been received, a written request for such review; and

       (e) if such request is so filed, the claimant or his authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in subsection (d) above.

The decision of the Plan Administrator upon review shall be made promptly, and not later than 60 days after the Plan Administrator's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the denial, shall include specific references to the pertinent Plan provisions on which the denial is based, and shall be written in a manner calculated to be understood by the claimant. The Plan Administrator's decision on the appeal may be reviewed by the Board of Directors which shall have the right to overrule the Plan Administrator. The Plan Administrator and the Board of Directors shall have full discretionary power and authority to construe the Plan and the Rules of the Plan, to determine questions of eligibility, vesting and entitlements and to make findings of fact as under Section 12.3 and, to the extent permitted by law, the decision of the Plan Administrator (if no review is properly requested) or the decision of the Board of Directors on review, as the case may be, shall be final and binding on all parties except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

12.8  Employment of Agents.  The Plan Administrator may employ agents, including
      --------------------
without limitation custodians, accountants, consultants, or attorneys, to exercise and perform the powers and duties of the Plan Administrator as the Plan Administrator delegate to them, and to render such services to the Plan Administrator as the Plan Administrator may determine, and the Trustees may enter into agreements setting forth the terms and conditions of such service. The Plan Administrator may appoint an independent public accountant to audit the Plan. The compensation of these agents shall be an expense chargeable in accordance with Section 12.9.

12.9  Compensation and Expenses of Trustees.  Unless otherwise determined by the
      -------------------------------------
Company, the Plan Administrator and the Trustees shall serve without compensation for services as such, but all expenses of the Trustees shall be paid in accordance with the provisions of Section 16.4. Such expenses shall include any expenses incident to the functioning of the Plan, including without limitation attorneys' fees and the compensation of other agents, accounting and clerical charges, expenses, if any, of being bonded as required by ERISA, and any other costs of administering the Plan.

12.10  Indemnity for Liability.  To the maximum extent allowed by law and to the
       -----------------------
extent not otherwise indemnified, the Company shall indemnify each Trustee (and former Trustee) and Plan Administrator, and any other current or former Employee, officer, or director of the Company or the Employers, against any and all claims, losses, damages, expenses, including counsel fees, incurred by any such person on account of such person's action, or failure to act, in connection with the Plan, including, in the case of amounts paid in settlement, only such amounts as are paid with the Employer's approval.

12.11  Effect of Mistake.  In the event of a mistake or misstatement as to the
       -----------------
eligibility, participation, investments, or service of any Member, or the amount of contributions made on behalf of, or payments made to, any Member or Beneficiary, the Plan Administrator may determine whether or not a mistake has occurred and may make any adjustment to a Member's or Beneficiary's Account, or make any adjustment to payments being made to a Member or Beneficiary, which will, in the Plan Administrator's sole judgment, correct such mistake or misstatement.

                        Article XIII.  Trust Arrangements
                        ---------------------------------

13.1  Appointment of Trustee.  The Trustees for the Plan shall be named in the
      ----------------------
Trust Agreement, and, upon acceptance thereof, each Trustee shall perform the duties and exercise the authority of the Trustee as set forth in the Plan and in said Trust Agreement. The Trustees shall be named, and may be removed, in accordance with the provisions of Article XII.

13.2  Change in Trust Agreements.  The Company may from time to time enter into
      --------------------------
such further agreements with the Trustees or other parties and make such amendments to Trust Agreements, as it may deem necessary or desirable to carry out the Plan and may take such other steps and execute such other instruments as may be deemed necessary or desirable to put the Plan into effect or to execute it.

13.3  Trust Fund.  All deposits under this Plan shall be paid to the Trustees
      ----------
and deposited in the Fund. All assets of the Fund, including investment income, shall be retained for the exclusive benefit of Members and beneficiaries and shall be used to pay benefits under the Plan or to pay administrative expenses of the Plan and of the Fund to the extent not permanently paid by the Company or an Employer in its sole discretion, and shall not revert to or inure to the benefit of the Company or an Employer, except as provided in Section 13.6.

13.4  Appointment of an Investment Manager.  The Trustees shall have exclusive
      ------------------------------------
authority and discretion to manage and control the Fund; provided, however, that the Trustees may employ or appoint an Investment Manager(s) (within the meaning of ERISA Section 3(38)) to manage all or any part of the Fund or a custodian to hold such investments. The Trustees may also appoint an investment advisor. An Investment Manager or custodian shall acknowledge in writing its appointment and shall serve until removed by the Trustees or a proper resignation is received by the Trustees. An Investment Manager shall have sole responsibility for the investment of the portion of the Fund which such Investment Manager is appointed to manage. Neither the Trustees nor the Administrator shall have any responsibility for, or incur any liability for, the investment of such portion or for the loss to or diminution in value of the Fund resulting from any action directed, taken, or omitted by an Investment Manager or custodian. The Trustees shall require each Investment Manager and custodian to furnish such periodic and other reports to the Trustees as the Trustees deem to be in the best interests of the Trust. Neither the Trustees nor the Plan Administrator shall be under any duty to question, but shall be entitled to rely upon, any certificate, report, opinion, direction, or lack of direction provided by an Investment Manager or custodian and shall be fully protected in respect of any action taken or suffered by them in reliance thereon. Such Investment Manager or custodian may maintain cash balances in the Investment Fund(s) they are appointed to manage; provided that such cash balances shall be limited to the amount needed to meet the current cash requirements of the Plan, to make any cash distributions, to pay any expenses, or to exercise applicable rights under the Plan.

13.5  Diversification of Investments.  Trust investments in Investment Funds I,
      ------------------------------
II, V, VI, VII and VIII shall consist only of those in which a prudent man familiar with the objectives of the Plan and using care, skill, prudence, and diligence would invest in the conduct of an enterprise of a like character and with the aims, diversifying the investments so as to minimize the risk of market losses. Members or Employers shall not have any right to direct particular investments within any Fund.

13.6  Reversion of Employer Contributions.
      -----------------------------------

       (a) Notwithstanding anything to the contrary contained in this Plan, if the Internal Revenue Service issues a determination letter stating that the Plan does not meet the requirements of Code Section 401 with respect to its initial qualification, then within one year of the issuance of such letter the Employer shall be entitled to receive a return of its contributions made hereunder and each Participant shall be entitled to receive a return of his Basic Before-Tax Contributions, Supplemental Before-Tax Contributions, Basic After-Tax Contributions, and Supplemental After-Tax Contributions.

       (b) That portion of a contribution made by a mistake of fact shall be returned to the Employer within one year after the payment of the contribution; provided, that, if the contribution to be returned is a Participant's Basic Before-Tax Contribution, Supplemental Before-Tax Contribution, Basic After-Tax Contribution, or Supplemental After-Tax Contribution, such contribution shall be returned to the Participant.

       (c) That portion of a contribution made by the Employer that is conditioned upon deductibility of the contribution under Code
            Section 404 and disallowed by the Internal Revenue Service as a deduction under Code Section 404 shall be returned to the Employer within one year after the Internal Revenue Service disallows the deduction; provided, that, if the contribution to be returned is a Participant's Basic Before-Tax Contribution or Supplemental Before-Tax Contribution, such contribution shall be returned to the Participant.

       (d) Earnings attributable to the contributions to be returned under this Section shall not be returned (except with respect to Section 13.6(a)) and any losses attributable to such contributions shall reduce the amount returned.



                     Article XIV.  Top-Heavy Plan Provisions
                     ---------------------------------------

14.1  Application of Top-Heavy Provisions.
      -----------------------------------

       (a)  Single Plan Determination.  Except as provided in subsection (b)(2)
            -------------------------
below, if as of the Applicable Determination Date the aggregate of the Account balances of Key Employees under the Plan exceeds 60 percent of the aggregate amount of the Account balances of all Employees (other than former Key Employees) under the Plan, the Plan will be top-heavy and the provisions of this Article shall become applicable. For the purposes of this Article--

            (1) Account balances shall include the aggregate amount of any distributions made with respect to the Employee during the five-year period ending on the Applicable

                Determination Date and any contribution due but unpaid as of said Applicable Determination Date; and

            (2) the Account balance of any individual who has not performed services for the Company or the Affiliates at any time during the five-year period ending on the Applicable Determination Date shall not be taken into account.

            The determination of the foregoing ratio, including the extent to which distributions, rollovers, and transfers shall be taken into account, shall be made in accordance with Code Section 416 and the Regulations thereunder which are incorporated herein by reference.

       (b)  Aggregation Group Determination.
            -------------------------------

            (1) If as of the Applicable Determination Date the Plan is a member of a Required Aggregation Group which is top-heavy, the provisions of this Article shall become applicable. For purposes of this subsection (b), an Aggregation Group shall be top-heavy, as of the Applicable Determination Date, if the sum of--

                (A) the aggregate of account balances of Key Employees under all defined contribution plans in such group, and

                (B) the present value of accrued benefits for Key Employees under all defined benefit plans in such group exceeds 60 percent of the same amounts determined for all employees (other than former Key Employees) under all plans included within the Aggregation Group. Account balances and accrued benefits shall be adjusted for any distribution made in the five-year period ending on the Applicable Determination Date and any contribution due but unpaid as of the Applicable Determination Date. The account balance of any individual who has not performed services for the Company or the Affiliates at any time during the five-year period ending on the Applicable Determination Date shall not be taken into account. The determination of the foregoing ratio, including the extent to which distributions (including distributions from terminated plans), rollovers, and transfers are taken into account, shall be made in accordance with Code Section 416 and the Regulations thereunder.

            (2) If the Plan is top-heavy under subsection (a) above, but the
                Aggregation Group is not top-heavy, this Article shall not be applicable.

       (c)  The Trustees.  The Trustees shall have responsibility to make all
            ------------
            calculations to determine whether the Plan is top-heavy.

14.2  Definitions.  For purposes of this Article, the following definitions
      -----------
apply.

       (a)  Aggregation Group means a required aggregation group or a permissive
            -----------------
            aggregation group as follows:

            (1) Required Aggregation Group.  All plans maintained by the
                --------------------------
                Company and the Affiliates in which a Key Employee participates shall be aggregated to determine whether or not the plans, as a group, are top-heavy. Each other plan of the Company and the Affiliates which enables this Plan to meet the requirements of Code Section 401(a) or Section 410 shall also be aggregated.

            (2) Permissive Aggregation Group.  One or more plans maintained by
                ----------------------------
                the Company and the Affiliates, which are not required to be aggregated, may be aggregated with each other or with plans under paragraph (1) if such group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with such plan(s) being taken into account.

       (b)  Applicable Determination Date shall mean, with respect to the Plan,
            -----------------------------
            the Determination Date for the Plan Year of reference and, with respect to any other plan, the Determination Date for any plan year of such plan which falls within such calendar year as the Applicable Determination Date of the Plan.

       (c)  Determination Date shall mean, with respect to the initial plan year
            ------------------
            of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan.

       (d)  Valuation Date.  For all top-heavy purposes, a Valuation Date shall
            --------------
            be the annual date on which Plan assets must be valued for the purpose of determining the value of account balances or the date on which liabilities and assets of a defined benefit plan are valued. For the purpose of the top-heavy test, the Valuation Date for a defined benefit plan shall be the same Valuation Date used for computing plan costs for minimum funding. The Valuation Date for a defined contribution plan shall be the most recent valuation for a defined contribution plan date within a 12-month period ending on the Determination Date.

       (e)  Key Employee shall mean any Employee or former Employee who at any
            ------------
            time during the Plan Year containing the Determination Date or the four preceding Plan Years, is or was (1) an officer of the Employer having annual compensation for such Plan Year which is in excess of 50 percent of the dollar limit in effect under Code Section 415(b)(1)(A) for the calendar year in which such Plan Year ends; (2) one of the ten Employees having annual compensation from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considering as owning within the meaning of Code Section 318) more than a one-half percent interest as well as one of the ten largest interests in the Employer; (3) a five percent owner of the Employer; or (4) a one percent owner of the Employer having annual compensation from the Employer for a Plan Year of more than $150,000. For purposes of determining five-percent and one-percent owners, neither the aggregation rules nor the rules of subsections (b), (c) and (m) of Code Section 414 apply. Beneficiaries of an Employee acquire the character of the Employee who performed service for the Employer. Inherited benefits will retain the character of the benefits of the Employee who performed services for the Employer.

       (f)  Compensation.  Compensation to be used for determining a minimum
            ------------
            benefit or minimum contribution for top-heavy purposes is the amount set forth in Box 10 of Form W-2 (or the successor method of reporting income under Code Sections 6041, 6051 and 6052). The same definition of compensation shall be used for all top-heavy purposes, except that for the purpose of determining whether an Employee is a Key Employee, with respect to Plan Years beginning on or after January 1, 1989, the compensation to be used is the aforesaid definition but including Employer contributions made pursuant to a salary reduction arrangement.

14.3  Vesting Requirements.  If the Plan is determined to be top-heavy with
      --------------------
respect to a Plan Year under the provisions of Section 14.1, then a Member's interest in Employee Accounts 1, 6, and 8 shall vest in accordance with the following schedule:

            Years of Vesting Service        Vested Percentage
            ------------------------        -----------------
            Less than 1                              0%
                      1                             10%
                      2                             20%
                      3                             40%
                      4                             60%
                      5                             80%
                      6                            100%

If in a subsequent Plan Year the Plan is no longer top-heavy, the vesting provisions that were in effect prior to the time the Plan became top-heavy shall be reinstated; provided, however, that any portion of a Member's Account which was vested prior to the time the Plan was no longer top-heavy shall remain vested, and provided further that a Member who has at least three Years of Vesting Service at the start of such Plan Year shall have the option of remaining under the vesting schedule in effect while the Plan was top-heavy.

14.4  Minimum Contribution.  For each Plan Year with respect to which the Plan
      --------------------
is top-heavy, the minimum amount contributed by the Employer under the Plan and the Company and the Affiliates under all other qualified defined contribution plans maintained by the Company and the Affiliates for the benefit of each Participant who is not a Key Employee and who is otherwise eligible for such a contribution shall be the lesser of --

       (a) 3 percent of the non-key Participant's compensation for only the Plan, or

       (b) the non-key Participant's compensation times a percentage equal to the largest percentage of the first $200,000 of such compensation of any Key Employee allocated under any of such plans with respect to any Key Employee for the Plan Year.

This minimum contribution is determined without regard to any social security contribution and shall be in accordance with the requirements of Code Regulation 1.416-1. Solely with respect to Key Employees, contributions attributable to a salary reduction, matching contributions, or similar arrangement shall be taken into account. The minimum contribution provisions stated above shall not apply to any Participant who was not employed by the Company or an Affiliate on December 31 of the Plan Year. For a year in which the Plan is top-heavy, each non-Key Employee will receive a minimum contribution if the Participant has not separated from service at the end of the Plan Year, regardless of whether the non-Key Employee has less than 1,000 hours of service (or the equivalent) and regardless of whether such Employee declines to make a mandatory contribution to a plan that generally requires such a contribution. This section shall not apply to a Participant covered under a qualified defined benefit plan or a qualified defined contribution plan maintained by the Company or the Affiliates if the Participant's vested benefit thereunder satisfies the requirements of Code Section 416(c). Amounts contributed under this Section shall be credited to a Member's Employee Account 6, and shall be subject to the vesting provisions of this Plan applicable to said Account.

14.5  Limit on Annual Additions; Combined Plan Limit. If the Plan is determined
      ----------------------------------------------
to be top-heavy, Code Sections 415(e)(2)(B) and 415(e)(3)(B) shall be applied by substituting "1.0" for "1.25." This limitation shall not be applicable, however, if--

       (a) the Plan would not be top-heavy if "90 percent" is substituted for "60 percent" in Sections 14.1(a) and 14.1(b)(1) above; and

       (b) for each Plan Year with respect to which the Plan is top-heavy, an Employer contribution is made for Participants who are not Key Employees equal to the sum of l percent of the non-key Participant's compensation for the Plan Year plus the amount of the contribution determined under Section 14.4 above.



                  Article XV.  Participation in and Withdrawal
                  --------------------------------------------
                          From the Plan by an Affiliate
                          -----------------------------

15.1  Participation in the Plan.  Any Affiliate which desires to become an
      -------------------------
Employer hereunder may elect, with the written consent of the Chief Executive Officer, to become a party to the Plan and Trust Agreement by adopting the Plan for the benefit of its eligible Employees, effective as of the date specified in such adoption. The adoption resolution or decision may contain such specific changes and variations in Plan or Trust Agreement terms and provisions applicable to such adopting Employer and its Employees as may be acceptable to the Company and the Trustees. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan or Trust Agreement is reserved by the Company. The adoption resolution or decision shall become, as to such adopting organization and its employees, a part of this Plan (as then amended or thereafter amended) and the related Trust Agreement. It shall not be necessary for the adopting organization to sign or execute the original or then amended Plan and Trust Agreement documents or to sign other documents to participate. The effective date of the Plan for any such adopting organization shall be that in the resolution or decision of adoption, and from and after such effective date, such adopting organization shall assume all the rights, obligations, and liabilities of an individual employer entity hereunder and under the Trust Agreement. The administrative powers and control of the Company, as provided in the Plan and Trust Agreement, including the sole right of amendment, and of appointment and removal of the Trustees, and their successors, shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust Agreement.

15.2  Withdrawal from the Plan.  An Employer or Division may withdraw from, or
      ------------------------
otherwise cease to participate in, the Plan by giving the Plan Administrator and the Trustees 30 days written notice of its intention to do so, in which event the Trustees shall, as promptly as is practicable, provide for the withdrawal or segregation of the share of the assets in the Fund attributable to the Participants of that Employer or Division and, if such Employer or Division so requests, the former Participants of such Employer or Division; provided, however, that the Plan Administrator, in its sole and absolute discretion, may waive the 30-day notice requirement and provided further that any Participant who will be an employee of the withdrawing Employer or Division after such withdrawal and concurrently will also be an employee of an Employer or Division which continues to participate in the Plan, such Participant may designate the portion of the assets in the Fund attributable to such Participant which shall be withdrawn or segregated in accordance with this Section 15.2. The amount of such pro rata share shall be the net value of the Fund attributable to the Participants and, if applicable, the former Participants of that Employer or Division, determined as of the latest Valuation Date. The Trustees shall select the assets of the Fund to be withdrawn or segregated in such amount.

       (a) If the withdrawal of such Employer or Division from this Plan has the effect of a termination of the plan so far as that Employer or Division is concerned, then the rights of that Employer's Participants, former Participants and Beneficiaries shall be governed by Section 11.2.

       (b) Subject to Section 11.4, if an Employer ceases to participate in the Plan and adopts a substantially similar plan for the benefit of its employees, the withdrawal from this Plan by that Employer shall not be regarded as a termination of the Plan so far as that Employer and its Employees are concerned; the rights of that Employer's Members and Beneficiaries shall be governed in accordance with the provisions of that substantially similar plan so adopted by that Employer for their benefit as if no withdrawal from this Plan had taken place. Provided further that any Participant who will be an employee of the withdrawing Employer or Division after such withdrawal and concurrently will also be an Employee of an Employer or Division which continues to participate in the Plan will have the right to designate in writing to the Plan Administrator, not later than twenty days after the withdrawal of the Employer or Division, the percentage of the Participant's vested Account that will be withdrawn or segregated in accordance with this Section 15.2, which designated percentage shall apply to all subaccounts, investment funds and other financial amounts allocated to such Participant, and such Participant's Account will be valued for such purposes as of the Valuation Date coincident with or immediately preceding the effective date of the Employer's or Division's withdrawal from the Plan; if such written designation is not timely received, then such Participant's Account will not be withdrawn or segregated under this
            Section 15.2. In such event Accounts may be transferred to the new Plan as qualifying rollover distributions or plan to plan transfers subject to the applicable requirements of the Code and ERISA.


                           Article XVI.  Miscellaneous
                           ---------------------------

16.1 No Employment Rights Created. Neither the establishment nor the continuation of the Plan, nor anything contained within the Plan, shall be deemed to give any person the right to continued employment by the Company or the Affiliates, or to affect the right of the Company or the Affiliates to terminate the employment of any individual.

16.2  Rights to Fund Assets.  No Employee or beneficiary shall have any right
      ---------------------
to, or interest in, any assets of the Fund upon termination of his employment or otherwise, except as specifically provided under the Plan, and then only to the extent of the benefits payable under the Plan to such Employee or beneficiary out of the assets of the Fund. All payments of benefits as provided for in this Plan shall be made solely out of assets of the Fund and neither the Company, the Affiliates, nor any fiduciary shall be liable therefor in any manner.

16.3  Nonalienation of Benefits.  Except to the extent permissible under Code
      -------------------------
Sections 401(a)(13) and 414(p), benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder, shall be void.
The Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder.

The preceding paragraph shall also apply to the creation, assignment, or recognition of a right to any interest or benefit payable with respect to a Member pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order (as defined in Code Section 414(p)). The Trustees or their delegates shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Amounts payable pursuant to a qualified domestic relations order may be paid to the spouse designated in such order regardless of the Member's age or such spouses's age and, notwithstanding any provision of this plan to the contrary, such amounts may be paid in a single cash lump sum or in such other manner as may be paid to a terminated Member as provided in such procedures.

16.4  Expenses.  All reasonable expenses of the Plan and Fund shall be paid by,
      --------
and constitute a charge upon, the Fund, except to the extent that the Company or an Employer elects to pay such expenses, provided that the Company or an Employer may advance such expenses on behalf of the Plan in which case the Company or Employer will be reimbursed for such payment by the Plan) from fund assets. Such expenses shall include any expenses incident to the functioning of the Plan, including, without limitation, attorneys' fees and the compensation of actuaries and other agents, accounting and clerical charges, expenses, if any, of being bonded as required by ERISA, and any other costs of administering the Plan.

16.5  Severability.  In the event that any provision of this Plan is held
      ------------
invalid or illegal for any reason, such invalidity or illegality shall not affect the remaining parts of the Plan and the Plan shall be enforced and construed as if such provision had never been inserted herein.

16.6  Governing State.  The Plan shall be construed in accordance with the laws
      ---------------
of the State of Tennessee except where such laws have been preempted by laws of the United States.

16.7  Facility of Payment.  If the Plan Administrator shall find that any person
      -------------------
to whom a benefit is payable from the Fund is unable to care for his affairs because of illness or accident, any payments due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the recipient's spouse, child, parent, brother or sister, or to any person deemed by the Trustees to have incurred expense for such person otherwise entitled to payment. Any such payment shall be a complete discharge of any liability under the Plan therefor.

16.8  Missing Persons.  If the Plan Administrator is unable to locate a proper
      ---------------
payee within 18 months after a benefit becomes payable, the Plan Administrator may treat the benefit as a forfeiture and allocate it to the Accounts of other Participants under Section 4.6(a); however, if a claim for benefits is subsequently presented by a person entitled to a payment, the forfeited amount (determined as of the Valuation Date immediately before the forfeiture) shall be recredited from such funds or resources as the Plan Administrator deems appropriate (i.e., forfeitures, earnings, or additional Employer contributions) upon verification of the claim in a manner satisfactory to the Plan Administrator.

16.9   Telephonic/Electronic Decisions.  Notwithstanding anything in this Plan
       -------------------------------
to the contrary, pay reduction agreements and cancellations or amendments thereto, investment elections, changes and transfers, loans, withdrawal decisions, and any other decision or election by a Member or other person under this Plan may be accomplished by electronic or telephonic means which are not prohibited by law and which are in accordance with procedures and/or systems approved or arranged by the Plan Administrator or its delegees.

16.10  Titles.  The titles of sections are included only for convenience and
       ------
shall not be construed as part of this Plan or in any respect affecting or modifying its provisions.
                                    * * * * *

       IN WITNESS WHEREOF, PROMUS HOTEL CORPORATION has caused this instrument to be executed by its duly authorized officer, effective as of the date specified in Article I above.

                               PROMUS HOTEL CORPORATION

ATTEST:                        By:
                                    ----------------------------



                               By:
                                    -----------------------

                                   ADDENDUM A
                                   ----------


            1. Notwithstanding any of the other provisions of this Plan or the Predecessor Plan, effective April 1, 1991, the assets of Investment Fund I under the Predecessor Plan invested as of March 31, 1991 in a guaranteed annuity contract issued by Executive Life Insurance Company (the "Executive Life Contract") were withdrawn from Investment Fund I and transferred to a separate segregated investment fund denominated Investment Fund IA. The amount
                                       ------------------
transferred to Investment Fund IA was the amount ("March 1991 Book Value") reflected on the books and records of the Trustees of the Predecessor Plan as invested in the Executive Life Contract as of March 31, 1991. Investment Fund IA shall be administered in accordance with the terms of this Addendum A.

            2. A portion of each Member's Account invested in Investment Fund I under the Predecessor Plan as of March 31, 1991 was transferred to Investment Fund IA. The transferred portion was an amount equal to the value of such Member's Account invested in Investment Fund I as of March 31, 1991 multiplied by a fraction, the numerator of which is March 1991 Book Value, and the denominator of which is the value, as reflected on the books and records of the Trustees, of Investment Fund I as of March 31, 1991.

            3. No Member shall be permitted to make or change investment elections with respect to, or elect to transfer, any portion of his Account invested in Investment Fund IA. Accordingly, pursuant to the provisions of this Addendum A, any change or transfer directions received by the Plan Administrator with respect to Investment Fund IA shall not be honored. Changes and transfers with regard to the portion of a Member's Account invested in Investment Fund I received by the Plan Administrator shall apply to that portion of the Member's Account invested in Investment Fund I after making the transfer to Investment Fund IA.

            4. No investments, contributions, reallocated forfeitures, or loan repayments shall be made to Investment Fund IA.

            5. Effective with respect to loans disbursed on or after April 29, 1991, the portion of a Member's Account invested in Investment Fund IA shall not be taken into account in determining the amount he may borrow from the plan, and no loan made to a Member on or after April 29, 1991 may be made from or charged to the portion of the Member's Account invested in Investment Fund IA.

            6. No distributions or withdrawals shall be made from Investment Fund IA until such time as the Trustees determine that such distributions or withdrawals are appropriate, except as provided in the following paragraph.

            7. Notwithstanding the preceding paragraph, if a Member, Beneficiary or alternate payee under a qualified domestic relations order ("Distributee") is required under Section 9.8 of the Plan, Section 411(d)(6) of the Code or section 204(g)(2) of ERISA to receive a distribution or is entitled to a distribution on account of death or other termination of service ("Required Distribution") and if some or all of the Member's Account is invested in Investment Fund IA, the Trustees shall, to the extent necessary to make the Required Distribution, distribute to the Distributee

                (A)  in cash, an amount equal to the s\percentage
            ("Distribution Percentage") of the Distributee's account remaining invested in Investment Fund IA, after reductions for prior distributions or disbursements, valued at the March 1991 Book Value, that is equal to the percentage of his account being distributed in the Required Distribution, and

                (B) in kind, the Distributee's share ("Final Interest Component") of an undivided interest in the amount ("Excess Value"), if any, by which the Final Market Value (as defined below) of Investment Fund IA exceeds the March 1991 Book Value. The value of Distributee's Final Interest Component with respect to any Required Distribution shall be determined at the time the Final Market Value is determined, and shall be adjusted to reflect an early distribution if the cash portion of the Required Distribution was distributed on or before June 30, 1992. The Final Interest Component shall be determined in a manner that is not inconsistent with the terms of settlement of the Executive Life Contract. The Final Interest Component shall be an amount equal to the Excess Value multiplied by a fraction, the numerator of which is the amount of the cash portion of the Required Distribution, and the denominator of which is the

            March 1991 Book Value; the value thus determined shall be prorated by multiplying it by a fraction, the numerator of which is the number of days (not in excess of 457) elapsed between March 31, 1991 and the date the Required Distribution is made, and the denominator of which is 457; provided that the manner of determining the Final
                             --------
            Interest Component may be modified by the Plan Administrator to be consistent with the terms of settlement of the Executive Life Contract.

       8. To the extent cash distributions are made with respect to a Distributee's interest in Investment Fund IA and (after repaying Company Loans as provided below) there is not sufficient cash in Investment Fund IA to make such distribution, the Trustees may borrow funds from the Company ("Company Loans"), on terms consistent with Prohibited Transaction Class Exemption 80-26. Company Loans shall not be treated as contributions to the Plan. Company Loans shall be repaid from time to time as follows:

                (A) If and to the extent a payment is made to the plan in respect of the Executive Life Contract in any month on account of a distribution to a Member or his beneficiaries ("Distribution Payment") at a time when Company Loans are outstanding, such Distribution Payment shall be applied to reduce (but not below zero) the outstanding balance of Company Loans before being applied to make Distribution Payments.

                (B) If and to the extent the Executive Life Contract is settled in one or more payments ("Contract Payments") to the plan in termination of the Executive Life Contract, a portion of each contract Payment will be applied to repay the Company Loans. The amount of any such repayment shall be limited to a percentage (which, when aggregated with all such repayments to the Company, shall not exceed 100%) of the aggregate outstanding balance of the Company Loans. Such percentage shall be determined by dividing the amount of the Contract Payment by the March 1991 Book Value.

            9. In the event the Trustees determine that the total amount paid to the Plan in respect of Investment Fund IA ("Final Market Value") is less than the March 1991 Book Value, the difference between (a) the March 1991 Book Value reduced by the aggregate outstanding balance of Company Loans, and (b) the Final Market Value shall be paid to the Plan by the Company. Such amount shall be treated as an amount paid in settlement of a claim under the Plan, and all outstanding Company Loans shall be cancelled upon such payment.

            10. The purpose of this Addendum A is to provide special administrative procedures protective of the interests of Plan Members and their Beneficiaries in light of the court-supervised conservatorship of Executive Life Insurance Company. The Trustees may make such rules and regulations regarding transactions (including, but not limited to, investments, loans and distributions) involving Members' Accounts as they deem necessary or appropriate in light of the status or condition of Investment Fund IA. The Trustees shall have authority and discretion to administer the provisions of this Addendum A, and their determinations with respect thereto shall be final and binding upon all parties. The Chief Executive Officer may, with the advice of the Trustees, amend the Plan as appropriate in light of developments involving Executive Life Insurance Company and their effect on Investment Fund IA.

                             TABLE OF CONTENTS
                             -----------------


                                                                       Page
                                                                       ----

Article I.  The Plan  . . . . . . . . . . . . . . . . . . . . . . . . .   1

    1.1  Establishment of Plan  . . . . . . . . . . . . . . . . . . . .   1
    1.2  Applicability of the Plan  . . . . . . . . . . . . . . . . . .   1
    1.3  Purpose of Plan  . . . . . . . . . . . . . . . . . . . . . . .   1

Article II.  Definitions  . . . . . . . . . . . . . . . . . . . . . . .   1

    2.1  Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    2.2  Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.3  After-Tax Contributions  . . . . . . . . . . . . . . . . . . .   3
    2.4  Annuity Starting Date  . . . . . . . . . . . . . . . . . . . .   3
    2.5  Basic Contributions  . . . . . . . . . . . . . . . . . . . . .   4
    2.6  Before-Tax Contributions . . . . . . . . . . . . . . . . . . .   4
    2.7  Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.8  Board of Directors . . . . . . . . . . . . . . . . . . . . . .   4
    2.9  Break Year . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.10  Chief Executive Officer . . . . . . . . . . . . . . . . . . .   4
    2.11  Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.12  Company . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.13  Compensation  . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.14  Division  . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    2.15  Eligible Employee . . . . . . . . . . . . . . . . . . . . . .   5
    2.16  Employee  . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    2.17  Employer  . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    2.18  Enrollment Form . . . . . . . . . . . . . . . . . . . . . . .   5
    2.19  Entry Date  . . . . . . . . . . . . . . . . . . . . . . . . .   5
    2.20  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    2.21  ESOP Contributions  . . . . . . . . . . . . . . . . . . . . .   6
    2.22  Exempt Loan . . . . . . . . . . . . . . . . . . . . . . . . .   6
    2.23  Exempt Loan Suspense Account  . . . . . . . . . . . . . . . .   6
    2.24  Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    2.25  Highly Compensated Employee . . . . . . . . . . . . . . . . .   7
    2.26  Holiday Plan  . . . . . . . . . . . . . . . . . . . . . . . .   8
    2.27  Hour of Service . . . . . . . . . . . . . . . . . . . . . . .   8
    2.28  Human Resources Committee . . . . . . . . . . . . . . . . . .  11
    2.29  Matching Contributions  . . . . . . . . . . . . . . . . . . .  11
    2.30  Member  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    2.31  Participant . . . . . . . . . . . . . . . . . . . . . . . . .  11
    2.32  Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    2.33  Plan Administrator  . . . . . . . . . . . . . . . . . . . . .  11
    2.34  Predecessor Effective Date  . . . . . . . . . . . . . . . . .  12
    2.35  Plan Year . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    2.36  Predecessor Plan  . . . . . . . . . . . . . . . . . . . . . .  12
    2.37  Retirement Date . . . . . . . . . . . . . . . . . . . . . . .  12
    2.38  Rollover Contributions  . . . . . . . . . . . . . . . . . . .  12
    2.39  Spin-Off Date . . . . . . . . . . . . . . . . . . . . . . . .  12
    2.40  Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    2.41  Supplemental Contributions  . . . . . . . . . . . . . . . . .  12
    2.42  Termination of Service  . . . . . . . . . . . . . . . . . . .  12
    2.43  Total and Permanent Disability  . . . . . . . . . . . . . . .  12
    2.44  Trust Agreement . . . . . . . . . . . . . . . . . . . . . . .  13
    2.45  Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                                       Page
                                                                       ----

    2.46  Valuation Date  . . . . . . . . . . . . . . . . . . . . . . .  13
    2.47  Vested Balance  . . . . . . . . . . . . . . . . . . . . . . .  13
    2.48  Vested Percentage . . . . . . . . . . . . . . . . . . . . . .  13
    2.49  Year of Eligibility Service . . . . . . . . . . . . . . . . .  13
    2.50  Year of Vesting Service . . . . . . . . . . . . . . . . . . .  13

Article III.  Eligibility and Participation . . . . . . . . . . . . . .  15

    3.1  Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . .  15
    3.2  Participation  . . . . . . . . . . . . . . . . . . . . . . . .  15
    3.3  Eligible Employees . . . . . . . . . . . . . . . . . . . . . .  16
    3.4  Rehired Employees  . . . . . . . . . . . . . . . . . . . . . .  16
    3.5  Loss of Status as Eligible Employee  . . . . . . . . . . . . .  16
    3.6  Leased Employees . . . . . . . . . . . . . . . . . . . . . . .  17

Article IV.  Contributions and Allocations  . . . . . . . . . . . . . .  17

    4.1  Before-Tax Contributions . . . . . . . . . . . . . . . . . . .  17
    4.2  After-Tax Contributions  . . . . . . . . . . . . . . . . . . .  18
    4.3  Pay Reduction Agreements . . . . . . . . . . . . . . . . . . .  19
    4.4  Matching Contributions . . . . . . . . . . . . . . . . . . . .  19
    4.5  ESOP Contributions . . . . . . . . . . . . . . . . . . . . . .  20
    4.6  Allocation of Forfeitures  . . . . . . . . . . . . . . . . . .  23
    4.7  Limitations on Contributions . . . . . . . . . . . . . . . . .  24
    4.8  Limitations on Annual Additions  . . . . . . . . . . . . . . .  31
    4.9  Rollover Contributions . . . . . . . . . . . . . . . . . . . .  33

Article V.  Special ESOP Provisions . . . . . . . . . . . . . . . . . .  34

    5.1  Designation as ESOP; Exempt Loan Transactions  . . . . . . . .  34
    5.2  Restrictions on Stock in Employee Account 10 . . . . . . . . .  36

Article VI.  Members' Accounts; Investment Funds  . . . . . . . . . . .  36

    6.1  Investment Elections by Members  . . . . . . . . . . . . . . .  36
    6.2  Plan Expenses  . . . . . . . . . . . . . . . . . . . . . . . .  38
    6.3  Valuation; Allocation of Investment
         Earnings and Losses  . . . . . . . . . . . . . . . . . . . . .  38
    6.4  Stock Funds  . . . . . . . . . . . . . . . . . . . . . . . . .  39



Article VII.  Vesting and Forfeitures . . . . . . . . . . . . . . . . .  46

    7.1  Vesting in Before-Tax Contributions
         and Rollover . . . . . . . . . . . . . . . . . . . . . . . . .  46
    7.2  Vesting Schedule for Matching
         Contributions Account  . . . . . . . . . . . . . . . . . . . .  46

    7.3  Full Vesting of Certain Employee Accounts  . . . . . . . . . .  46

                                                                       Page
                                                                       ----

 7.4  Forfeitures . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

Article VIII.  In-Service Withdrawals . . . . . . . . . . . . . . . . .  47

    8.1  Order of Withdrawal  . . . . . . . . . . . . . . . . . . . . .  47
    8.2  Withdrawal Limitations . . . . . . . . . . . . . . . . . . . .  48

Article IX.  Distributions  . . . . . . . . . . . . . . . . . . . . . .  51

    9.1  Entitlement to Distribution
         Upon Death of Member . . . . . . . . . . . . . . . . . . . . .  51
    9.2  Distribution Upon Termination of
         Service for Reasons Other Than Death . . . . . . . . . . . . .  53
    9.3  Form of Benefit Payments . . . . . . . . . . . . . . . . . . .  53
    9.4  Time of Benefit Payments . . . . . . . . . . . . . . . . . . .  55
    9.5  Incidental Death Benefit . . . . . . . . . . . . . . . . . . .  57
    9.6  Distribution of Employee Account 9 . . . . . . . . . . . . . .  57
    9.7  Distribution of Employee Account 10  . . . . . . . . . . . . .  62
    9.8  Limitations on Distributions . . . . . . . . . . . . . . . . .  63
    9.9  Eligible Rollover Distributions  . . . . . . . . . . . . . . .  64
    9.10 Plan to Plan Transfer  . . . . . . . . . . . . . . . . . . . .  65

Article X.  Loans to Members  . . . . . . . . . . . . . . . . . . . . .  65

    10.1  Administrator Authorized to Make Loans  . . . . . . . . . . .  65
    10.2  Amount of Loans . . . . . . . . . . . . . . . . . . . . . . .  66
    10.3  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    10.4  Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    10.5  Repayment . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    10.6  Accounting for Loans  . . . . . . . . . . . . . . . . . . . .  67
    10.7  Documents . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    10.8  Default . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    10.9  Spousal Consent . . . . . . . . . . . . . . . . . . . . . . .  68

Article XI.  Amendment and Termination  . . . . . . . . . . . . . . . .  68

    11.1  Amendment and Termination . . . . . . . . . . . . . . . . . .  68
    11.2  Vesting on Termination or Partial Termination . . . . . . . .  68
    11.3  Merger, Consolidation, or Transfer  . . . . . . . . . . . . .  69
    11.4  Effect of Change in Control . . . . . . . . . . . . . . . . .  69



Article XII.  Administration of the Plan  . . . . . . . . . . . . . . .  70

    12.1  Plan Administrator  . . . . . . . . . . . . . . . . . . . . .  70
    12.2  Appointment and Resignation of Trustees . . . . . . . . . . .  71
    12.3  Powers and Duties of the Plan Administrator . . . . . . . . .  71
    12.4  Action by Majority of the Plan Administrator  . . . . . . . .  72
    12.5  Rules and Regulations of the Plan Administrator . . . . . . .  72
    12.6  Conclusiveness of Reports, Etc. . . . . . . . . . . . . . . .  72
    12.7  Claims Procedure  . . . . . . . . . . . . . . . . . . . . . .  72
    12.8  Employment of Agents  . . . . . . . . . . . . . . . . . . . .  73
    12.9  Compensation and Expenses of Trustees . . . . . . . . . . . .  73

                                                                       Page
                                                                       ----

    12.10 Indemnity for Liability . . . . . . . . . . . . . . . . . . .  74
    12.11 Effect of Mistake . . . . . . . . . . . . . . . . . . . . . .  74

Article XIII.  Trust Arrangements . . . . . . . . . . . . . . . . . . .  74

    13.1  Appointment of Trustee  . . . . . . . . . . . . . . . . . . .  74
    13.2  Change in Trust Agreements  . . . . . . . . . . . . . . . . .  74
    13.3  Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . .  74
    13.4  Appointment of an Investment Manager  . . . . . . . . . . . .  74
    13.5  Diversification of Investments  . . . . . . . . . . . . . . .  75
    13.6  Reversion of Employer Contributions . . . . . . . . . . . . .  75

Article XIV.  Top-Heavy Plan Provisions . . . . . . . . . . . . . . . .  76

    14.1  Application of Top-Heavy Provisions . . . . . . . . . . . . .  76
    14.2  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .  77
    14.3  Vesting Requirements  . . . . . . . . . . . . . . . . . . . .  79
    14.4  Minimum Contribution  . . . . . . . . . . . . . . . . . . . .  79
    14.5  Limit on Annual Additions;
          Combined Plan Limit . . . . . . . . . . . . . . . . . . . . .  80

Article XV.  Participation in and Withdrawal  . . . . . . . . . . . . .  80

    15.1  Participation in the Plan . . . . . . . . . . . . . . . . . .  81
    15.2  Withdrawal from the Plan  . . . . . . . . . . . . . . . . . .  81

Article XVI.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . .  82

    16.1  No Employment Rights Created  . . . . . . . . . . . . . . . .  82
    16.2  Rights to Fund Assets . . . . . . . . . . . . . . . . . . . .  82
    16.3  Nonalienation of Benefits . . . . . . . . . . . . . . . . . .  83
    16.4  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .  83
    16.5  Severability  . . . . . . . . . . . . . . . . . . . . . . . .  83
    16.6  Governing State . . . . . . . . . . . . . . . . . . . . . . .  84
    16.7  Facility of Payment . . . . . . . . . . . . . . . . . . . . .  84
    16.8  Missing Persons . . . . . . . . . . . . . . . . . . . . . . .  84
    16.9  Telephonic/Electronic Decisions . . . . . . . . . . . . . . .  84
    16.10 Titles  . . . . . . . . . . . . . . . . . . . . . . . . . . .  85